                                                                     EXHIBIT 4.1

                        TRANSITION AUTO FINANCE III, INC.

                                       AND

                       TRUST MANAGEMENT, INC., AS TRUSTEE



                                11% SECURED NOTES
                              DUE OCTOBER 31, 2004



                              --------------------

                                    INDENTURE

                              --------------------




                   DATED AS OF                    ,
                              -------------------- ------

                              CROSS-REFERENCE TABLE

     TRUST INDENTURE ACT
          SECTION                              INDENTURE SECTION
------------------------------          --------------------------------
310      (a)   (1)                                   7.10
         (a)   (2)                                   7.10
         (a)   (3)                                   N/A
         (a)   (4)                                   N/A
         (a)   (5)                                   7.10
         (b)                                         7.8, 7.10, 11.2
         (c)                                         N/A
311      (a)                                         7.11
         (b)                                         7.11
         (c)                                         N/A
312      (a)                                         2.6
         (b)                                         11.3
         (c)                                         11.3
313      (a)                                         7.6
         (b)                                         7.6
         (c)                                         11.2
         (d)                                         7.6
314      (a)                                         5.7, 5.8, 11.2
         (b)                                         5.9
         (c)   (1)                                   11.4
         (c)   (2)                                   11.4
         (c)   (3)                                   N/A
         (d)                                         5.12
         (e)                                         11.4
         (f)                                         N/A
315      (a)                                         7.1(b)
         (b)                                         7.5, 11.2
         (c)                                         7.1(a)
         (d)                                         7.1(c)
         (e)                                         6.11
316      (a)   (1)   (A)                             6.5
         (a)   (1)   (B)                             6.4
         (a)   (last sentence)                       1.1 (Def. of "Outstanding")
         (b)                                         6.7
         (c)                                         N/A
317      (a)   (1)                                   6.8
         (a)   (2)                                   6.9
         (b)                                         5.2
318      (a)                                         11.1


"N/A" = Not Applicable

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................2
         SECTION 1.1   DEFINITIONS.............................................................................2
         SECTION 1.2   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT......................................12
         SECTION 1.3   RULES OF CONSTRUCTION..................................................................12

ARTICLE  2 - THE SECURITIES...................................................................................12
         SECTION 2.1   FORMS GENERALLY........................................................................12
         SECTION 2.2   FORMS OF SECURITY......................................................................13
         SECTION 2.3   DENOMINATIONS..........................................................................17
         SECTION 2.4   EXECUTION AND AUTHENTICATION...........................................................17
         SECTION 2.5   REGISTRAR AND PAYING AGENT.............................................................18
         SECTION 2.6   SECURITYHOLDER LISTS...................................................................18
         SECTION 2.7   TRANSFER AND EXCHANGE..................................................................18
         SECTION 2.8   REPLACEMENT SECURITIES.................................................................18
         SECTION 2.9   TEMPORARY SECURITIES...................................................................19
         SECTION 2.10  CANCELLATION...........................................................................19
         SECTION 2.11  DEFAULTED INTEREST.....................................................................19
         SECTION 2.12  PERSONS DEEMED OWNERS..................................................................19

ARTICLE 3 - REDEMPTION........................................................................................20
         SECTION 3.1   REDEMPTION AFTER SINKING FUND TRIGGER DATE.............................................20
         SECTION 3.2   SECURITIES NOT PREVIOUSLY DELIVERED TO TRUSTEE.........................................20
         SECTION 3.3   SELECTION OF SECURITIES TO BE PURCHASED OR REDEEMED....................................20
         SECTION 3.4   NOTICE OF REDEMPTION...................................................................20
         SECTION 3.5   EFFECT OF NOTICE OF REDEMPTION.........................................................21
         SECTION 3.6   DEPOSIT OF REDEMPTION AMOUNT...........................................................21
         SECTION 3.7   SECURITIES REDEEMED IN PART............................................................21

ARTICLE 4 - ACCOUNTS, DISBURSEMENTS AND RELEASES..............................................................22
         SECTION 4.1   COLLECTION OF MONEYS...................................................................22
         SECTION 4.2   SINKING FUND ACCOUNT; OPERATING ACCOUNT; MASTER COLLECTIONS ACCOUNT....................22
         SECTION 4.3   PURCHASE OF LEASED VEHICLES AND ELIGIBLE ADDITIONAL CONTRACTS..........................25
         SECTION 4.4   REPRESENTATIONS AND WARRANTIES AS TO THE CONTRACTS.....................................26
         SECTION 4.5   GENERAL PROVISIONS REGARDING SINKING FUND ACCOUNT......................................28
         SECTION 4.6   RELEASES...............................................................................29

         SECTION 4.7   REPORTS BY TRUSTEE.....................................................................30
         SECTION 4.8   TRUST ESTATE; CONTRACT DOCUMENTS.......................................................30

ARTICLE  5 - COVENANTS........................................................................................30
         SECTION 5.1   PAYMENT OF PRINCIPAL AND INTEREST......................................................30
         SECTION 5.2   MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST........................................32
         SECTION 5.3   PAYMENT OF TAXES AND OTHER CLAIMS......................................................32
         SECTION 5.4   MAINTENANCE OF PROPERTIES..............................................................33
         SECTION 5.5   LIMITATION ON INVESTMENT ACTIVITIES....................................................33
         SECTION 5.6   COMPLIANCE CERTIFICATES................................................................33
         SECTION 5.7   REPORTING..............................................................................34
         SECTION 5.8   PROTECTION OF TRUST ESTATE.............................................................34
         SECTION 5.9   OPINIONS AS TO TRUST ESTATE............................................................35
         SECTION 5.10  PERFORMANCE OF OBLIGATIONS; SERVICING AGREEMENT........................................35
         SECTION 5.11  NEGATIVE COVENANTS.....................................................................36
         SECTION 5.12  SUBSTITUTION OR RELEASE OF COLLATERAL OR WITHDRAWAL OF CASH IN TRUST ESTATE............38

ARTICLE 6 - DEFAULTS AND REMEDIES.............................................................................39
         SECTION 6.1   EVENTS OF DEFAULT......................................................................39
         SECTION 6.2   ACCELERATION...........................................................................40
         SECTION 6.3   REMEDIES...............................................................................41
         SECTION 6.4   WAIVER OF PAST DEFAULTS................................................................41
         SECTION 6.5   CONTROL BY MAJORITY....................................................................41
         SECTION 6.6   LIMITATION ON SUITS....................................................................42
         SECTION 6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT...................................................42
         SECTION 6.8   COLLECTION SUIT BY TRUSTEE.............................................................42
         SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.......................................................42
         SECTION 6.10  PRIORITIES.............................................................................43
         SECTION 6.11  UNDERTAKING FOR COSTS..................................................................43
         SECTION 6.12  STAY, EXTENSION OR USURY LAWS..........................................................43
         SECTION 6.13  OPTIONAL PRESERVATION OF TRUST ESTATE..................................................44
         SECTION 6.14  SALE OF TRUST ESTATE...................................................................44

ARTICLE 7 - TRUSTEE...........................................................................................45
         SECTION 7.1   DUTIES OF TRUSTEE......................................................................45
         SECTION 7.2   RIGHTS OF TRUSTEE......................................................................47
         SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE...........................................................47
         SECTION 7.4   TRUSTEE'S DISCLAIMER...................................................................47
         SECTION 7.5   NOTICE OF DEFAULTS.....................................................................47
         SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS..........................................................48
         SECTION 7.7   COMPENSATION AND INDEMNITY.............................................................48
         SECTION 7.8   REPLACEMENT OF TRUSTEE.................................................................49

         SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.......................................................50
         SECTION 7.10  ELIGIBILITY; DISQUALIFICATION..........................................................50
         SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY......................................50
         SECTION 7.12  WITHHOLDING TAXES......................................................................50

ARTICLE 8 - DISCHARGE OF INDENTURE............................................................................50
         SECTION 8.1   SATISFACTION AND DISCHARGE OF INDENTURE................................................50
         SECTION 8.2   APPLICATION OF TRUST MONEY.............................................................51
         SECTION 8.3   REPAYMENT TO COMPANY...................................................................51

ARTICLE 9 - AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................................52
         SECTION 9.1   WITHOUT CONSENT OF HOLDERS.............................................................52
         SECTION 9.2   WITH CONSENT OF HOLDERS................................................................52
         SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT....................................................53
         SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS......................................................53
         SECTION 9.5   NOTATION ON OR EXCHANGE OF SECURITIES..................................................53
         SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC........................................................53

ARTICLE 10 - MEETINGS OF SECURITYHOLDERS......................................................................54
         SECTION 10.1   PURPOSES FOR WHICH MEETINGS MAY BE CALLED.............................................54
         SECTION 10.2   MANNER OF CALLING MEETINGS............................................................54
         SECTION 10.3   CALL OF MEETINGS BY COMPANY OR SECURITYHOLDERS........................................54
         SECTION 10.4   WHO MAY ATTEND AND VOTE AT MEETINGS...................................................55
         SECTION 10.5   REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS.............55
         SECTION 10.6   EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE HINDERED OR DELAYED
                          BY CALL OF MEETING..................................................................55
         SECTION 10.7   EVIDENCE OF ACTIONS BY SECURITYHOLDERS................................................55

ARTICLE 11 - MISCELLANEOUS....................................................................................56
         SECTION 11.1   TRUST INDENTURE ACT CONTROLS..........................................................56
         SECTION 11.2   NOTICES...............................................................................56
         SECTION 11.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS...........................................57
         SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....................................57
         SECTION 11.5   RULES BY PAYING AGENT AND REGISTRAR...................................................57
         SECTION 11.6   LEGAL HOLIDAYS........................................................................57
         SECTION 11.7   GOVERNING LAW.........................................................................57
         SECTION 11.8   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.........................................58
         SECTION 11.9   NO RECOURSE AGAINST OTHERS............................................................58
         SECTION 11.10  SUCCESSORS............................................................................58

         SECTION 11.11  DUPLICATE ORIGINALS...................................................................58

ARTICLE 12 - AGREEMENTS OF SERVICER...........................................................................58
         SECTION 12.1   GENERAL...............................................................................58
         SECTION 12.2   SERVICER ACTING AS CUSTODIAN..........................................................58
         SECTION 12.3   REPRESENTATIONS AND WARRANTIES CONCERNING THE SERVICER................................59
         SECTION 12.4   CORPORATE EXISTENCE; STATUS AS SERVICER; MERGER.......................................59
         SECTION 12.5   PERFORMANCE OF OBLIGATIONS............................................................60
         SECTION 12.6   THE SERVICER NOT TO RESIGN; ASSIGNMENT................................................60
         SECTION 12.7   REPRESENTATIONS AND WARRANTIES AS TO THE CONTRACTS....................................61
         SECTION 12.8   PURCHASE OF CERTAIN CONTRACTS.........................................................62
         SECTION 12.9   INDEMNIFICATION.......................................................................63
         SECTION 12.10  TERMINATION...........................................................................63
         SECTION 12.11  AMENDMENT.............................................................................63
         SECTION 12.12  INSPECTION AND AUDIT RIGHTS...........................................................64

         THIS INDENTURE, dated as of ______________, 1999, is between TRANSITION AUTO FINANCE III, INC., a Texas corporation (the "Company"), having its principal office at 5422 Alpha Road, Suite 100, Dallas, Texas 75240 and TRUST MANAGEMENT, INC., a Texas Trust Company, 210 West Sixth Street, Suite 605, Fort Worth, Texas 76102, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture and the issuance of its 11% Secured Notes due October 31, 2004 in the maximum aggregate principal amount of $20,000,000 (the "Securities").

         All acts necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been accomplished.

         THEREFORE, for and in consideration of the premises and the purchase or acceptance of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                GRANTING CLAUSES

         The Company hereby Grants to the Trustee, for the exclusive benefit of the Holders of the Securities, all of the Company's right, title and interest in and to (a) all Contracts (as herein defined) hereafter acquired by the Company, together with all related Contract Documents, and all payments or instruments paid on account of such Contracts whenever received, and all other proceeds (cash or non-cash) received in respect of such Contracts, (b) the Servicing Agreements, (c) the Operating Account, (d) the Master Collections Account, (e) the Sinking Fund Account, including all Eligible Investments therein and all income from the investment of funds therein, (f) all Leased Vehicles, together with any repossessed or returned Leased Vehicles (including any Leased Vehicle returned upon termination of its Contract), and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, including, without limitation, all Net Liquidation Proceeds and Insurance Proceeds (collectively, the "Trust Estate").

         The foregoing Grants are made, however, in trust, to secure the Securities equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, between any Security and any other Securities by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Securities in accordance with their terms, (ii) the payment of all other sums payable under this Indenture, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Trustee acknowledges the foregoing Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the best of its ability.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.

         "Accounts" means the Sinking Fund Account, the Master Collections Account and the Operating Account established by the Company under the provisions of Section 4.2.

         "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of capital stock, partnership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person for the purposes of this definition; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his being an officer, director or partner of such entity.

         "Allowed Expenses" means any amounts due the Trustee under Section 7.7, any Servicing Fees, any fees payable for the transfer of the lien reflected in the Title Documents into and out of the Trustee's name, any fees payable for the transfer of the ownership reflected in the Title Documents into and out of the Company's name, any federal, state and local taxes and assessments incurred by the Company (including corporate franchise taxes), any bank service charges and account fees relating to the Accounts, the Company's pro rata share (based on the relative amounts of funds attributable to the Contracts as compared to the lease Contracts of all other Persons serviced by the Servicer) of the lockbox fees, account fees and bank service charges relating to the Master Collections Account, any legal and accounting fees for reports, certificates and opinions of attorneys and independent accountants required under this Indenture, and any Liquidation Expenses.

         "Assignment" means the original instrument of assignment of a Contract and all other documents securing such Contract made by the Servicer to the Company (or in the case of any Contract acquired by the Company from another Person, from such other Person to the Company), which is in a form sufficient under the laws of the jurisdiction under which the ownership interest in the Leased Vehicle is governed such that the ownership interest and a first priority security interest in the Leased Vehicle may be transferred to the Company and a second priority security interest in the related Leased Vehicle may be granted in favor of the Trustee to permit the assignee to exercise all rights granted by the Obligor under such Contract and such other documents and all rights available under applicable law to the obligee under such Contract and that may, to the extent permitted by the laws of such jurisdiction, be an assignment constituting a part of the form of the Contract itself or a blanket instrument of assignment covering other Contracts as well.

         "Bankruptcy Law" shall have the meaning provided in Section 6.1.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday.

         "Collection Period" means with respect to any Payment Date, the calendar month immediately preceding the Payment Date.

         "Common Stock" means the common stock issued or issuable by the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" means such successor Person.

         "Company Order" or "Company Request" means a written order or request signed in the name of the Company by its Chairman, President or a Vice President, and by its Treasurer, Assistant Treasurer, Controller, Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Contract" means each lease contract that has been executed by an Obligor and pursuant to which such Obligor leased the Leased Vehicle described therein, agreed to pay the lease payments as therein provided in connection with such lease, and undertook to perform certain other obligations as specified in such contract and that is Granted to the Trustee pursuant to this Indenture as security for the Securities. The term "outstanding Contracts" as of any date means all Contracts other than Liquidated Contracts.

         "Contract Documents" means with respect to each Contract, (i) the original Contract; (ii) either the original Title Document for the related Leased Vehicle showing the Company as the owner and first lienholder and the Trustee as second lienholder or an official receipt from the responsible state or local government authority showing that an application has been made (and the required fees have been paid) for registration of the Title Documents for such Leased Vehicle in the names of the Company as owner and first lienholder and the Trustee as second lienholder (or such other evidence of ownership of the Leased Vehicle by the Company and perfection of the security interest in the related Leased Vehicle, as determined by the Trustee to be permitted or required to transfer ownership of the Leased Vehicle to the Company and to perfect such security interests under the laws of the applicable jurisdiction, or a guarantee from the dealer conveying such Leased Vehicle that the Title Document for such Leased Vehicle showing the Company as owner and first lienholder and the Trustee as second lienholder has been applied for); (iii) the related Assignment; and
(iv) any agreement(s) modifying the Contract (including, without limitation, any extension agreement(s)).

         "Contract Number" means with respect to any Contract included in the Trust Estate, the number assigned to such Contract by the Servicer, which number is set forth in the related Monthly Report.

         "Contract Unavailability Notice" shall have the following meaning: in the event that the Company determines, in its discretion, that it is unable, for any reason outside its control, to purchase additional Leased Vehicles and Contracts that conform with the purchasing criteria set forth in the Servicing Agreements or in Exhibit A hereto, the Company may elect to provide notice of such determination to the Trustee, such notice to be referred to herein as a "Contract Unavailability Notice."

         "Corporation" includes corporations, associations, companies and business trusts.

         "Default" means any event that is, or after notice or passage of time would be, an Event of Default.

         "Defaulted Contract" means with respect to any Collection Period, a Contract (a) whose Obligor, at the end of such Collection Period is past due with respect to at least one scheduled lease payment, or (b) with respect to which the related Leased Vehicle has been repossessed and, in the case of either
(a) or (b), in respect of which Liquidation Proceeds, which, in the Servicer's judgment, would constitute the final amounts recoverable in respect of such Contracts, have not yet been collected as of the end of such Collection Period.

         "Disbursement Certificate" means an Officers' Certificate of the Company setting forth the individual items of Allowed Expenses to be paid by the Company from funds in the Operating Account, agreeing that such items will be promptly paid with such funds and certifying that such withdrawal of funds and the payment of such Allowed Expenses conforms to the requirements of this Indenture.

         "Due Date" means as to any lease payment by an Obligor on a Contract, the date upon which such lease payment is due.

         "Eligible Account" means an account that is either (i) maintained with a depository institution subject to supervision or examination by federal or state authority and having a combined capital and surplus of at least $3,000,000, or (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation.

         "Eligible Additional Contract" means a Contract hereafter acquired by the Company that, as of the date of such acquisition, satisfies the representations and warranties contained in Section 4.4 of this Indenture.

         "Eligible Investments" means any one or more of the following obligations or securities:

                  (i) United States Obligations;

                  (ii) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state banking authorities, so long as such institution or company has a combined capital and surplus of at least $3,000,000;

                  (iii) repurchase obligations with respect to any security described in clause (i) entered into with a depository institution or trust company, acting as principal, whose obligations have the same maturity as that of the repurchase agreement and would be Eligible Investments under clause (ii) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that at the time of such investment has long-term, unsecured debt rated by Standard & Poor's as "AA-" or better; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 10% of the aggregate outstanding balances and amounts of all Contracts and Eligible Investments held as part of the Trust Estate;

                  (v) commercial paper given the highest rating by Standard & Poor's at the time of such investment; and

                  (vi) any publicly traded money market mutual fund that is invested in the above-mentioned Eligible Investments.

         "Event of Default" shall have the meaning provided in Section 6.1.

         "Full Prepayment" with respect to a Contract means either of the following: (i) payment to the Servicer of 100% of the outstanding lease payments of a Contract plus early termination fees and/or other charges properly payable under the Contract (exclusive of any Contract referred to in clause (ii) or (iii) of the definition of the term "Liquidated Contract"), less any discount of such lease payments to which the Obligor shall be entitled under the terms of such Contract and applicable law by virtue of early payment of any lease payment, or (ii) payment by the Servicer into the Master Collections Account of the purchase price of a Contract in connection with the repurchase by Servicer of the Contract.

         "Grant" means to mortgage, pledge, assign and grant a security interest in. A Grant of a Contract and the related Contract Documents, the related Leased Vehicle, an Eligible Investment, the Servicing Agreements or any other instrument shall include all rights, powers and options (but none of the obligations, except to the extent required by law) of the Granting party thereunder, including without limitation, the immediate and continuing right to claim, collect, receive and give receipt for payments in respect of the Contract and principal and interest payments in respect of the Eligible Investment, Insurance Proceeds, Liquidation Proceeds, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring suit or other legal proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder," "Securityholder" or "Noteholder" means a Person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Independent" means with respect to any specified Person, such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Notes or in any Affiliate of the Company or of such other obligor, and (iii) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order in the exercise of reasonable care and such opinion or certificate shall state that the signer is Independent within the meaning hereof.

         "Insurance Proceeds" means the proceeds paid pursuant to any Physical Damage Insurance Policy and amounts paid by any insurer under any other insurance policy for damage or repair of a Leased Vehicle.

         "Investment Company Act" means the Investment Company Act of 1940 (15 U.S.C. 90a-1 et seq.), as amended.

         "Leased Vehicle" means, as to any Contract, the automobile (which may be a passenger car, minivan, sport/utility vehicle or light truck) or Harley Davidson motorcycle that constitutes the subject of such Contract.

         "Legal Holiday" shall have the meaning provided in Section 11.6 of this Indenture.

         "Liquidated Contract" means a Contract that (i) has been the subject of a Full Prepayment, (ii) was a Defaulted Contract and with respect to which Liquidation Proceeds that, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Contract have been realized and deposited in the Master Collections Account, or (iii) has been paid in full on or after its Maturity Date.

         "Liquidation Expenses" means the reasonable out-of-pocket expenses incurred by the Servicer in connection with the liquidation of any Contract (including the attempted liquidation of a Contract that is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof, which expenses are not recoverable under any insurance policy.

         "Liquidation Proceeds" means the amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the liquidation of any Defaulted Contract and the sale of any property acquired in respect thereof, whether through receipt of Insurance Proceeds, repossession, sale or otherwise.

         "Master Collections Account" means the lockbox account established and maintained by the Servicer.

         "Master Purchasing Agreement" means the agreement between the Company and Transition Leasing Management, Inc. pursuant to which Transition Leasing (i) will acquire on behalf of the Company vehicles that are to become Leased Vehicles and prepare and execute Contracts on the Company's behalf with Obligors, and (ii) will prepare and execute on behalf of the Company the necessary documents by which the Company may acquire existing Contracts from Transition Auto Finance II, Inc.

         "Maturity Date" means with respect to any Contract, the date on which the last scheduled lease payment of such Contract shall be due and payable (after giving effect to all prepayments received prior to the date of determination).

         "Monthly Report" means an Officer's Certificate of the Company relating to interest payments on the Notes required to be delivered to the Trustee under this Indenture. The Monthly Report shall be substantially in the form of Exhibit B attached hereto, as amended from time to time, and shall have attached or included all lists, data and information required to be attached or included hereunder.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "Net Capitalized Cost," with respect to a Leased Vehicle, means an amount equal to 120% of the actual purchase price of the vehicle, less the amount of the Lessee's down payment.

         "Net Liquidation Proceeds" means the amount derived by subtracting from the Liquidation Proceeds of a Contract the related Liquidation Expenses.

         "Note Register" means the register for the Securities maintained by the Registrar pursuant to Section 2.5.

         "Obligor" means each Person who is indebted under a Contract or who has acquired the Leased Vehicle subject to a Contract.

         "Offering Amount" shall mean the $20,000,000 in aggregate principal amount of 11% Secured Notes due October 31, 2004 that may be issued under this Indenture.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of any Person.

         "Officers' Certificate" when used with respect to any Person, means a certificate signed by the Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers.

         "Operating Account" means the commercial bank account created and maintained by the Company and denominated as such pursuant to Section 4.2.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Outstanding" means, with respect to the Securities, as of the date of determination, all the Securities theretofore authenticated and delivered under this Indenture except:

                  (i) the Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) the Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Securities are held by a holder in due course; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliates of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities with respect to which the Trustee has received written notice of such ownership or otherwise has actual knowledge of such ownership shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         "Overdue Interest Rate" means the lesser of (i) an interest rate of 18% per annum, or (ii) the highest lawful rate of interest.

         "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 7.10 and is authorized by the Company to pay the principal or any interest that may become payable on any Securities on behalf of the Company.

         "Payment Date" with respect to any Security, means the (i) fifteenth day of each calendar month (unless such day is a Legal Holiday, in which event the next succeeding Business Day) commencing with the second calendar month following the month in which the Security is issued, and (ii) the Stated Maturity.

         "Payment Date Statement" shall have the meaning provided in Section
5.1.

         "Person" means any individual, corporation, partnership, joint venture, joint adventure, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Damage Insurance Policy" means with respect to a Leased Vehicle, any policy of physical damage, comprehensive or collision insurance covering the Leased Vehicle pursuant to which the Servicer may obtain recoveries for loss or damage to the Leased Vehicle.

         "Purchase Date" means the date on which the Company remits funds from the Operating Account to pay the purchase price for a Leased Vehicle or for an Eligible Additional Contract.

         "Purchased Contracts Certificate" means the Officer's Certificate of the Company and the Servicer required to be delivered to the Trustee in connection with the purchase of any Eligible Additional Contracts and designated as such pursuant to Section 4.3.

         "Record Date" for the interest payable on any Payment Date means the first Business Day of the month in which such Payment Date occurs.
         "Redemption Date" means any Payment Date which is subsequent to the November 30, 2000 and which is designated by the Company as the date upon which the Company will redeem some or all of the Securities.

         "Redemption Price" means with respect to any Security to be redeemed, 100% of the unpaid principal amount of such Security together with accrued and unpaid interest on the unpaid principal amount thereof to the applicable Redemption Date.

         "Registrar" means the registrar for the Securities appointed by the Company pursuant to Section 2.5 hereof, and any successor registrar appointed by the Company hereunder.

         "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Leased Vehicle is registered.

         "Responsible Officer" when used with respect to the Trustee means the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors or Trustees, the President, any Vice President, any Assistant Trust Officer, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Sale" has the meaning set forth in Section 6.14.

         "Schedule of Contracts" means the list of Contracts attached hereto as Schedule A, as such list may be supplemented from time to time hereafter pursuant to Section 4.3, as being Granted to the Trustee as part of the Trust Estate, which list or lists shall set forth, with respect to each Contract, the Contract Number, the aggregate unpaid lease payments as of the date acquired by the Company and as of the date of origination, the name of the Obligor, the Maturity Date, the name of the originating person, and the vehicle identification number for the Leased Vehicle, and the date on which the Contract was originated.

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Securities" or "Notes" means the 11% Secured Notes due August 31, 2004, that are issued under this Indenture, as amended from time to time.

         "Securities Act of 1933" means the Securities Act of 1933, as amended.

         "Securities Exchange Act of 1934" means the Securities Exchange Act of 1934, as amended.

         "Servicer" means Transition Leasing Management, Inc., as servicer under the Servicing Agreement, and its permitted successors and assigns, including any successor servicer appointed pursuant to Section 5.10.

         "Servicer Report Date" means the 10th day (or the Business Day next following such day if such day is not a Business Day) of each month during the existence of this Indenture.

         "Servicing Agreements" means the Master Purchasing Agreement and the Servicing Agreement, each dated as of ______________, 1999, between the Company and the Servicer, providing, among other things, for the purchasing of Leased Vehicles and Contracts and the collecting and servicing of the Contracts, as said agreements may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor servicer pursuant to Section 5.10 and any separate servicing agreement for the servicing of Contracts.

         "Servicing Fees" means the compensation payable by the Company to the Servicer under the Servicing Agreement.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Company and the Trustee by the Servicer, as such list may be amended or supplemented from time to time.

         "Sinking Fund Account" means the trust account established and maintained by the Company and designated as such pursuant to Section 4.2.

         "Sinking Fund Trigger Date" means the earlier to occur of October 31, 2002 or the receipt by the Trustee of a Contract Unavailability Notice.

         "Special Record Date" means the date determined pursuant to Section
2.11.

         "Stated Maturity" means October 31, 2004.

         "Subsidiary" means, with respect to the Company, any corporation, partnership, joint venture or joint adventure whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body of such corporation (other than securities having such power only by reason of the happening of a contingency) are at the time owned by the Company or one of more other Subsidiaries of the Company, or (ii) in the case of a partnership, joint venture or joint adventure, in which the Company is a general partner or joint venturer or joint adventurer.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb), as amended from time to time.

         "Title Document" means, with respect to any Leased Vehicle, the certificate of title for, or other evidence of ownership of, such Leased Vehicle issued by the Registrar of Titles in the jurisdiction in which such Leased Vehicle is registered.

         "Trust Estate" shall have the meaning provided in the Granting Clauses of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it, and thereafter means the successor.

         "Trust Officer" means any Responsible Officer assigned by the Trustee to administer its corporate trust matters.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

         "United States Obligations" means direct obligations of the United States of America or any agency or instrumentality of the United States of America, or other obligations the principal of and interest on which are unconditionally guaranteed or insured by the United States of America.

SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. If this Indenture is qualified under the TIA, any provision that is required by the TIA to be incorporated herein shall be so incorporated and shall supersede any conflicting provision hereof. The following TIA terms have the following meanings in this Indenture:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture securityholder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company (or any other obligor on the Securities).

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

SECTION 1.3 RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as of the date of this Indenture;

                  (3) "or" is not exclusive; and

                  (4) words in the singular include the plural, and in the plural include the singular.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1 FORMS GENERALLY.

         The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Securities may be listed, or as may consistently herewith be determined by the officers executing such Securities, as evidenced by their execution thereof. Any portion of the text of any Security may be set forth on the reverse thereof, in which case the following reference to the portion of the text appearing on the reverse of the Securities shall be inserted on the face of the Securities, immediately prior to the paragraph stating that the certificate of authentication on the Security must be executed by manual signature of the Trustee as a condition to the validity of such Security:

         "Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place."

The definitive Securities shall be printed, lithographed or engraved or produced by any commercially reasonable manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 2.2 FORM OF SECURITY.

         (a)      The form of Security is as follows:

                        TRANSITION AUTO FINANCE III, INC.
                11% SECURED PROMISSORY NOTE DUE OCTOBER 31, 2004

No. _________                 CUSIP NO. _______                      $__________

         Transition Auto Finance III, Inc., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company"), for value received, hereby promises to pay to _____________________ or registered assigns, the principal sum of ____________________________ dollars on October 31, 2004 (the "Stated Maturity" of such principal), and to pay interest (computed on the basis of a 360-day year consisting of 12 months of 30 days each) on the unpaid portion of said principal sum outstanding from time to time from the date of issue, until the principal amount of this Note is paid in full at the rate of 11% per annum, which interest shall be due and payable on the fifteenth day of each calendar month (for such interest accruing during the preceding month or months) commencing with the second calendar month after the issuance hereof and upon the Stated Maturity (each a "Payment Date").

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any installment of interest that is not paid when and as due shall bear interest at the Overdue Interest Rate from the date due to the date of payment thereof, but only to the extent payment of such interest shall be lawful and enforceable. This Note represents a general obligation of the Company.

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 11% Secured Notes Due October 31, 2004 (herein called the "Notes"), all issued and to be issued under the Indenture dated as of _______________, 1999 (herein called the "Indenture"), between the Company and Trust Management, Inc. (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are capitalized, if not defined herein, are defined in the Indenture and shall have the meanings assigned to them in the Indenture.

         Payment of the outstanding principal of and accrued interest on this Note at the Stated Maturity or of the Redemption Price payable on any Redemption Date as of which this Note has been called for redemption shall be made upon presentation of this Note to the Paying Agent appointed by the Company for such purpose. Payments of all installments of interest due and payable on any Payment Date (other than the Stated Maturity) shall be made by check mailed to the Person whose name appears as the Holder of this Note on the Note Register as of the first business day of the month in which such Payment Date occurs (the "Record Date") without requiring that this Note be submitted for notation of payment. Checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Company for such purpose pursuant to the Indenture.

         The payment of principal and accrued interest on the Notes, when due, is secured by the Trust Estate, which consists of, among other things, a first priority security interest in specific motor vehicle lease Contracts, the Leased Vehicles described therein and the funds in the Sinking Fund Account.

         If an Event of Default shall occur and be continuing with respect to the Notes, the Notes, and all principal and unpaid accrued interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Company and each surety, endorser, guarantor, and other party, if any, now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, notice of intent to accelerate and notice of acceleration, protest and notice of protest and nonpayment, and diligence in collecting or bringing suit against any party hereon, and agree that their liability on this Note shall not be affected by any renewal or extension in time of payment hereof, by any indulgence, or by any release, modification, or substitution of any security for the payment of this Note, and hereby consent to any and all extensions, renewals, replacements, waivers, releases, or exchanges affecting this Note and the taking, release, modification, or substitution of any security, with or without notice and before or after maturity.

         The Notes are redeemable at the option of the Company on any Payment Date following the Sinking Fund Trigger Date, in whole or in part, at 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date; provided, however, that the Paying Agent shall be required to redeem the Notes at such time only to the extent that the Company has theretofore deposited with the Paying Agent money sufficient to effect such redemption. At least 10 but not more than 60 days prior to the Redemption Date, the Company is required to mail a notice of redemption by first class mall to the registered owner of this Note specifying the Redemption Date, the Redemption Price, the name and address of the Paying Agent, that this Note must be delivered to the Paying Agent and that interest on this Note ceases to accrue on and after the Redemption Date.

         If provision is made for the redemption and payment of this Note in accordance with the Indenture, this Note shall thereupon cease to bear interest from and after the Redemption Date.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of Notes representing more than 50% of the principal amount of all Notes at the time outstanding.

         The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Note issued thereunder.

         The term "Company" as used in this Note includes any successor to the Company under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering same.

         This Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

         The Indenture and this Note are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid by the Company for the use, forbearance, or detention of the money loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or the Indenture or in any other document evidencing, securing or pertaining hereto, exceed the maximum amount permissible under applicable law, as now or as hereafter amended. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity, and if from any such circumstances the registered owner of this Note shall ever receive interest or anything that might be deemed interest under applicable law that should exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note such excess shall be refunded to the Company. All sums paid or agreed to be paid to the registered owner of this Note for the use, forbearance or detention of the indebtedness of the Company to the registered owner of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform, or does not exceed the maximum rate permitted by applicable law as now or hereafter amended, throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and the Indenture. The Company hereby waives, to the extent permitted by applicable law, all of its rights or protections afforded by any applicable usury or interest limitation law.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair or affect the right of the registered owner of this Note to receive payment of principal and interest on this Note, on or after the respective due dates, or the right of the Trustee to bring suit for the enforcement of any such payment on or after such respective dates, without the consent of the registered owner.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Transition Auto Finance III, Inc. has caused this instrument to be duly executed under its corporate seal.

         Dated: ___________________________

                                   TRANSITION AUTO FINANCE III, INC.


                                   By:
                                      ---------------------------------------
                                               (Authorized Officer)

[SEAL]

Attest:


------------------------------
   (Authorized Officer)

         (b) The form of the Trustee's certificate of authentication is as follows:

         This is one of the Notes referred to in the within-mentioned Indenture.


                                 TRUST MANAGEMENT, INC.


                                 as Trustee, Paying Agent and Registrar


                                 By:
                                    -----------------------------------
                                             Authorized Signatory

SECTION 2.3 DENOMINATIONS.

         The Securities shall be issuable only as registered securities in authorized denominations with a minimum denomination of $1,000 and larger denominations of integral multiples of $1,000 (in each case expressed in terms of the principal amount thereof on the date of issuance).

SECTION 2.4 EXECUTION AND AUTHENTICATION.

         (a) The Securities shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President of the Company and attested to by an Officer of the Company other than an Officer who has executed the Securities. The signature of any such Persons on the Securities may be manual or facsimile.

         (b) Securities bearing the manual or facsimile signatures of individuals who were at any time the Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to be such prior to the authentication and delivery of such Securities.

         (c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security on behalf of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         (d) The Trustee shall authenticate Securities from time to time for original issue in the aggregate Offering Amount upon a Company Order; provided, however, the Trustee shall not be required to so authenticate more often than once a week. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.8.

         (e) Notwithstanding anything contained herein to the contrary, each of the Notes issued hereunder, with the consent of the Company and Trustee, may be issued in book entry form as an uncertificated security in accordance with the provisions of Article 8 of the Uniform Commercial Code as adopted in the state of organization of the Company.

SECTION 2.5 REGISTRAR AND PAYING AGENT.

         (a) The Company shall appoint a registrar for the Securities (the "Registrar") who shall maintain or cause to be maintained an office or agency where Securities may be presented for registration or transfer or for exchange. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars.

         (b) Subject to the provisions of Section 5.2, the Company may designate one or more Paying Agents (the "Paying Agents") who shall maintain or cause to be maintained an office within the United States of America, at which the Securities may be presented or surrendered for payment or at which the Paying Agent may make payments of accrued interest on the Securities on behalf of the Company with funds withdrawn from the Sinking Fund Account.

         (c) The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent and may appoint successors thereof.

         (d) The Company initially appoints the Trustee as Registrar and as Paying Agent.

SECTION 2.6 SECURITYHOLDER LISTS.

         The Trustee shall preserve a list of the names and addresses of Securityholders in as current a form as is reasonably practicable. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee five Business Days before each Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.7 TRANSFER AND EXCHANGE.

         Where a Security is presented to the Company or the Registrar with a request to register a transfer of Securities, the Company shall cause the Registrar to register the transfer as requested if the requirements for a transfer pursuant to the Uniform Commercial Code, as enacted in the State of Texas, are met. Where Securities are presented to the Company or the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Company shall cause the Registrar to make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities upon Company Request or upon request of the Registrar. The Company may charge a reasonable fee to the Holder for any transfer or exchange other than an exchange pursuant to Section 2.9, 3.7 or 9.5.

SECTION 2.8 REPLACEMENT SECURITIES.

         If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements for the issuance of replacements securities pursuant to the Uniform Commercial Code, as enacted in the State of Texas, are met. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the

Registrar from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

SECTION 2.9 TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.10 CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Company shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or cancellation and shall dispose of cancelled Securities as the Company directs in accordance with applicable law. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.11 DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest and, to the extent permitted by law, interest on defaulted interest at the Overdue Interest Rate to the persons who are Securityholders of record as of a subsequent date designated as a "Special Record Date" for such payment. The Trustee shall establish the Special Record Date if and when funds for the payment of such interest have been received by the Paying Agent from the Company. At least 15 days before the subsequent Special Record Date, the Trustee shall mail to each Securityholder a notice that states the subsequent Special Record Date, the payment date for the defaulted interest, and the amount of defaulted interest (plus any permitted interest thereon) to be paid.

SECTION 2.12 PERSONS DEEMED OWNERS.

         Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar and any agent of the Company or of the Trustee may treat the Person whose name and Security is registered on the Note Register as the owner of such Security for the purpose of receiving payments of the principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, nor any agent of the Company shall be affected by notice to the contrary.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.1 REDEMPTION AFTER SINKING FUND TRIGGER DATE.

         At any time on any Payment Date on or after November 30, 2000, the Securities may be redeemed, in whole or in part, at the option of the Company at the Redemption Price for such Securities. If the Company elects to redeem the Securities, it shall, not later than 45 days prior to the Payment Date selected for redemption, deliver notice of such election to the Trustee, together with a Company Order directing the Trustee to effect such redemption.

SECTION 3.2 SECURITIES NOT PREVIOUSLY DELIVERED TO TRUSTEE.

         If the Company wishes to credit Securities it has not previously delivered to the Trustee for cancellation against the principal amount of Securities to be redeemed, it shall so notify the Trustee and it shall deliver the Securities duly endorsed with the notice.

SECTION 3.3 SELECTION OF SECURITIES TO BE PURCHASED OR REDEEMED.

         If less than all of the Securities are to be called for redemption, the particular Securities to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee deems appropriate.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4 NOTICE OF REDEMPTION.

         (a) At least 10 days but not more than 60 days before the Redemption Date, the Company shall mall a notice of redemption by first-class mail to each Holder of Securities, with a copy thereof to Trustee.

         (b) The notice shall identify the Securities to be redeemed by CUSIP No. and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price;

                  (iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

                  (iv) the name and address of the Paying Agent;

                  (v) that the Securities must be delivered to Paying Agent at the address stated in the notice for the Holder to receive the Redemption Price; and

                  (vi) that interest on the Securities ceases to accrue on and after the Redemption Date.

         (c) At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense. Failure to give notice of redemption, or any defect therein, to any Holder of any Security shall not impair or affect the validity of the redemption of any Security.

SECTION 3.5 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption under Section 3.4 has been given, the Securities called for redemption must be redeemed on the designated Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

         A notice of redemption under Section 3.4 may not be conditional. Unless the Company shall default in the payment of the Redemption Price, no interest shall accrue on the Securities for any period after the Redemption Date.

SECTION 3.6 DEPOSIT OF REDEMPTION AMOUNT.

         Prior to the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price on Securities on that date. Such moneys shall be segregated by the Paying Agent for the purpose of application to such redemption on the Redemption Date. If such deposit shall be made, the amount payable on the Securities shall be limited to the Redemption Price therefore, without any premium or penalty, and no interest shall accrue on such Redemption Price for any period after the Redemption Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the provisions of this Section 3.6, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

SECTION 3.7 SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the

Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 4.1 COLLECTION OF MONEYS.

         Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and may receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall hold all such money and property received by it as part of the Trust Estate, and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Servicing Agreements, the Trustee may, and upon the request of the Holders of Securities representing more than 50% of the principal amount of the Outstanding Securities shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate judicial proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article 7.

SECTION 4.2 SINKING FUND ACCOUNT; OPERATING ACCOUNT; MASTER COLLECTIONS ACCOUNT.

         (a) Prior to the initial authentication and delivery of any Securities, the Company shall open, at one or more depository institutions (which may be the Trustee) (the "Custodians"), a trust account denominated "Sinking Fund Account--Trust Management, Inc., as trustee in respect of the 11% Redeemable Secured Notes Due October 31, 2004," (the "Sinking Fund Account"). The Sinking Fund Account shall be an Eligible Account. Deposits to and withdrawals from the Sinking Fund Account shall be made solely in accordance herewith, and the funds in the Sinking Fund Account shall not be commingled with any other moneys, except as expressly provided for herein. The Company shall also open a commercial bank account in its own name for use in holding the Company's funds and in paying the Company's expenditures (the "Operating Account"). The Sinking Fund Account, the Master Collections Account and the Operating Account are sometimes collectively referred to as the "Accounts" or individually as an "Account." The Company shall give the Trustee at least five Business Days' written notice of any change in the location of any Operating Account and any related account identification information.

         (b) The Company shall direct or cause to be directed all Obligors to remit all collections and payments on the Contracts directly to the Master Collections Account maintained by the Servicer. The Company agrees to provide or cause to be provided payment books or will mail or cause to be mailed monthly statements to all Obligors with remittance instructions directing all payments to be remitted directly to the Master Collections Account. The Company agrees that all cash, money orders, checks, notes, drafts and other items that it otherwise receives and that are attributable to the Contracts shall be promptly deposited into the Master Collections Account. The Company shall likewise deposit or cause to be deposited in the Master Collections Account within two Business Days of receipt all Net Liquidation Proceeds and Insurance Proceeds (net of any portion thereof applied to the repair of any Leased Vehicle, released to an Obligor in accordance with the normal servicing procedures of the Servicer). The Company shall cause the Servicer to transfer to the Operating Account, at least weekly and more frequently if deemed reasonable by the Company under the circumstances, all funds (except any minimum sum necessary to avoid bank service charges) in the Master Collections Account that are attributable to the Contracts.

         (c) The Company shall cause the Servicer to maintain detailed accounting books and records adequate to determine the respective share of the funds (including all income earned thereon as determined by any allocation method deemed reasonable by the Servicer) deposited or contained in the Master Collections Account attributable to each motor vehicle lease contract, including the Contracts, owned by the Company or serviced by the Servicer.

         (d) The Company agrees that it shall not withdraw any funds in the Operating Account except for an investment, transfer or payment of such funds in accordance with the provisions of this Section 4.2 and Section 4.3.

         (e) The Company may invest the funds in the Operating Account but only in Eligible Investments that mature on or prior to the Business Day next preceding the next Payment Date following the making of such investment.

         (f) So long as the Securities have not been declared due and payable pursuant to Section 6.2 and subject to the receipt by the Trustee of any required certificates, the Company shall have the right to cause the funds in the Operating Account to be withdrawn or applied, to the extent necessary and in the amounts required, for the following purposes in the following order of priority:

         FIRST to the transfer to the Sinking Fund Account of the amount that, together with any amounts held in the Sinking Fund Account, is sufficient for the payment, PRO RATA, of all interest due on the Outstanding Securities on each Payment Date;

         SECOND, to the payment to the Trustee of any unpaid amount due the Trustee pursuant to Section 7.7;

         THIRD, to the payment of any other unpaid Allowed Expenses, except that during the continuance of an Event of Default, no such payments of unpaid Allowed Expenses shall be made (except for payments of amounts due to the Trustee under Section 7.7);

         FOURTH, after the Sinking Fund Trigger Date or during the continuance of an Event of Default, to the transfer to the Sinking Fund Account for the PRO RATA payment of amounts owing on the Notes when due; and

         FIFTH except during the continuance of an Event of Default, until the Sinking Fund Trigger Date, to the purchase of Eligible Additional Contracts in accordance with Section 4.3.

All of the foregoing applications of funds in the Operating Account that have higher priority must be fully satisfied before any of the foregoing applications having lower priority may be satisfied with such funds.

         (g) On or prior to the Business Day next preceding each Payment Date occurring prior to the Sinking Fund Trigger Date, the Company shall cause to be transferred from the Operating Account to the Sinking Fund Account an amount that, together with any funds then held in the Sinking Fund Account, is sufficient to pay the accrued interest due on the Outstanding Notes on such Payment Date. After the Sinking Fund Trigger Date, upon the written request of a Trust Officer from time to time or as otherwise determined by the Company but in any event not less often than the Business Day next preceding each Payment Date, the Company shall cause to be transferred from the Operating Account to the Sinking Fund Account the funds in the Operating Account (except any minimum balance necessary to avoid bank service charges), less any Allowed Expenses for which funds have not been previously withdrawn from the Operating Account.

         (h) During the continuance of an Event of Default, upon the written request of a Trust Officer from time to time but in any event not less often than the Business Day next preceding each Payment Date, the Company shall cause to be transferred from the Operating Account to the Sinking Fund Account all of the funds in the Operating Account, less any amounts due the Trustee under
Section 7.7.

         (i) If the funds in the Operating Account exceed $250,000 for a period of 60 consecutive days or longer, the Company shall promptly transfer from the Operating Account to the Sinking Fund Account that portion of such funds exceeding $250,000 at the end of such 60 day period. This provision shall not apply to any proceeds from the sale of the Notes by the Company if the Company elects to deposit such proceeds in the Operating Account, and for this purpose, any proceeds from the sale of Notes shall be deemed to be the first funds used by the Company for the purchase of Eligible Additional Contracts.

         (j) Upon the Sinking Fund Trigger Date, the Company shall deposit in the Sinking Fund Account any remaining net proceeds from the sale of the Securities that have not been used for the purchase of Contracts.

         (k) All payments of principal or accrued interest with respect to the Securities shall be made from amounts held in the Sinking Fund Account. All payments to be made from time to time to the holders of Securities out of funds in the Sinking Fund Account pursuant to this Indenture shall be made by the Trustee as the Paying Agent appointed by the Company, subject to Section 5.2. All moneys deposited from time to time in the Sinking Fund Account, and all investments made with such moneys, shall be held by the Trustee as part of the Trust Estate as herein provided. No amounts contained in the Sinking Fund Account shall be paid over to or at the direction of the Company, except as provided in a Payment Date Statement delivered by the Company, that is in compliance with provisions of Section 5.1 or as otherwise provided by the provisions of this Indenture.

         (l) So long as no Event of Default shall have occurred and be continuing, any funds in the Sinking Fund Account shall be invested and reinvested by the Trustee at the Company's direction in one or more Eligible Investments. All income or other gain from investment of moneys deposited in the Sinking Fund Account shall be deposited therein immediately upon receipt, and any loss resulting from such investment shall be charged to such Account.

         (m) Notwithstanding any other provision of this Indenture, the Company may elect, in its sole discretion, to deposit the proceeds from the sale of Notes into the Operating Account. In that event, the Company may, without the consent of the Trustee or any Noteholder, withdraw from the Operating Account the funds necessary to pay the offering expenses incurred in connection with the sale of the Notes, but not to exceed the limits set forth in the Company's final prospectus filed with the SEC pursuant to which the Securities are offered and sold on behalf of the Company.

SECTION 4.3 PURCHASE OF LEASED VEHICLES AND ELIGIBLE ADDITIONAL CONTRACTS.

         (a) Leased Vehicles and Eligible Additional Contracts shall be originated by the Servicer (or its contractors) for purchase by the Company pursuant to the terms of the Servicing Agreements and this Indenture. In carrying out its purchase obligations, the Servicer shall use its customary and usual procedures in evaluating the purchase of motor vehicles and motor vehicle lease Contracts and, to the extent more exacting, the procedures used by the Servicer in respect to such motor vehicles and Contracts purchased by it for its own account. The Company and the Servicer shall agree from time to time as to which Leased Vehicles and Eligible Additional Contracts are to be purchased by the Company through Servicer. The purchase prices for any such purchases shall be payable from the funds in the Operating Account, notwithstanding the provisions of Section 5.12. On or prior to each Servicer Report Date, the Company shall deliver to the Trustee (or any duly appointed custodian for the Contract Documents) the Contract Documents relating to such Contracts, with the Contracts containing the notice required by Section 4.3(e). Also, on or prior to each Servicer Report Date, the Company shall deliver to the Trustee a supplemental Schedule A to this Indenture, reflecting all Contracts acquired by or for the Company during the report period. If no Contracts were acquired during the report period, it will not be necessary to file a supplemental Schedule A for that period.

         (b) Servicer agrees that any motor vehicle lease Contracts originated by it that satisfy the criteria established in Section 4.4 of this Indenture will be offered for sale to the Company, to the extent that the Company has sufficient funds to purchase such Contracts, subject only to the right of Transition Auto Finance II, Inc., an affiliate of the Company, to acquire vehicles with proceeds from repossession of its leased vehicles or prepayments of its lease contracts.

         (c) The purchase price payable by the Company for each Leased Vehicle originated by the Servicer on the Company's behalf shall equal the original purchase price of the Leased Vehicle, plus a fee to the Servicer equal to $150 per purchased Contract, less 42.5% of the Obligor's down payment to the Company.

         (d) Servicer and the Company may amend the purchasing criteria set forth in the Servicing Agreements with the exception of the purchasing criteria set forth on Exhibit A to this Indenture, for which the prior written consent of the Trustee or the Holders of 50% of the aggregate principal amount of the Outstanding Securities must be obtained.

         (e) Each Eligible Additional Contract purchased by the Company pursuant to this Section 4.3 shall be marked on its face with the following notice:

         "NOTICE: THIS MOTOR VEHICLE LEASE CONTRACT HAS BEEN SOLD TO TRANSITION AUTO FINANCE III, INC., AND IS SUBJECT TO A PERFECTED SECURITY INTEREST OF TRUST MANAGEMENT, INC., AS TRUSTEE, UNDER AN INDENTURE DATED AS OF ______________, 1999 BETWEEN TRANSITION AUTO FINANCE III, INC. AND SAID TRUSTEE."

                  A UCC-l financing statement properly describing each Eligible Additional Contract and naming the Trustee as secured party shall be duly filed in the appropriate filing office to perfect the Trustee's security interest in such Contract.

         (f) Without the prior consent of the Trustee, neither the Servicer nor the Company shall make any payments or withdrawals from funds in the Operating Account for the purchase of any Contracts (i) following the Sinking Fund Trigger Date, or (ii) during the continuance of an Event of Default.


         (g) Subject to, and in accordance with, the terms and conditions of the attached Exhibit D, funds in the Operating Account may be used, and will be available, to purchase Leased Vehicles and Eligible Additional Contracts in the name and for the account of a Subsidiary of the Company to the same extent, and subject to the same terms and conditions, on which funds in the Operating Account are available to the Company to purchase Leased Vehicles and Eligible Additional Contracts.

         (h) Funds in the Operating Account may be used, and will be available, to purchase Leased Vehicles and Eligible Additional Contracts in connection with the business and operations of the Company or any Subsidiary of the Company conducted in any jurisdiction in which the Company or a Subsidiary of the Company is authorized to operate and conduct business in accordance with the terms and conditions set forth on the attached Exhibit D.


SECTION 4.4 REPRESENTATIONS AND WARRANTIES AS TO THE CONTRACTS.

         With respect to each Contract, the Company covenants and agrees that, effective as of the Purchase Date for such Contract, the following representations and warranties shall be true and shall be reaffirmed by delivery of the Purchased Contracts Certificate signed by the Servicer:

                  (a) Each Contract conforms with all applicable Federal, state and local laws, regulations and official rulings.

                  (b) Each Contract (i) shall have been originated in the United States of America and shall cover a Leased Vehicle purchased from a dealer in the retail sale of the Leased Vehicle in the ordinary course of such dealer's business, shall have been fully and properly executed by the parties thereto and the full and complete title to such Leased Vehicle shall have been validly assigned by such dealer to the Company in accordance with its terms, (ii) shall have created or shall create ownership of the Leased Vehicle in the name of the Company and a valid, subsisting and enforceable first priority security interest in favor of the Trustee in the Leased Vehicle, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the Leased Vehicle, (iv) shall provide for, in the event that such Contract is prepaid, a prepayment that fully satisfies all required payments pursuant to the Contract, (v) meets in all material respects all purchasing criteria set forth on Exhibit A attached hereto, and (vi) shall not be a Defaulted Contract.

                  (c) (i) The Title Document for the related Leased Vehicle shows (or if a new or replacement Title Document is applied for with respect to such Leased Vehicle, the official receipt from the responsible state or local governmental authority indicating that an application has been made and that the Title Document, when issued, will show) the Servicer or the Company as the owner of the Leased Vehicle and the Trustee as the holder of a first priority security interest in such Leased Vehicle, (ii) within 30 days after the Purchase Date for the Contract relating to the Leased Vehicle, the Title Document for such Leased Vehicle will show the Company as owner of the Leased Vehicle and the Trustee as the holder of a first priority security interest in such Leased Vehicle, and (iii) the Company, upon delivery of the Assignment, will have a valid and enforceable ownership interest in the Leased Vehicle and the Trustee will have a first priority security interest in the Leased Vehicle.

                  (d) Each Contract and the lease of the Leased Vehicle shall have complied at the time it was originated or made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-In-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B, M and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer laws and equal credit opportunity and disclosure laws.

                  (e) Each Contract shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally.

                  (f) No provision of a Contract shall have been waived, amended or modified, except as disclosed in writing by Servicer.

                  (g) No right of rescission, setoff, counterclaims or defense shall have been asserted or threatened with respect to any Contract.

                  (h) The Assignment constitutes an enforceable sale and transfer of the Leased Vehicle and the Contract from the Person from whom they are purchased to the Company and it is the intention of the Servicer that the beneficial interest in and title to the Leased Vehicles and the Contracts not be part of Servicer's estate in the event of the filing of a bankruptcy petition by or against Servicer under bankruptcy law.

                  (i) Immediately prior to the Assignment herein contemplated, the Person from whom such Leased Vehicle or Contract is purchased by the Company had good and marketable title to each Leased Vehicle or Contract free and clear of all liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof pursuant to the Assignment, the Company shall have good and marketable title to each Leased Vehicle and Contract, free and clear of all liens, encumbrances, security interests and rights of others.

                  (j) No Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Contract to the Company or the Trustee would be unlawful, void or voidable.

SECTION 4.5 GENERAL PROVISIONS REGARDING SINKING FUND ACCOUNT.

         (a) The Company shall not direct the Trustee to make any investment of any funds in the Sinking Fund Account or to sell any investment held in the Sinking Fund Account except under the following terms and conditions: (i) (A) each such investment shall be made in the name of the Trustee (in its capacity as such) or its nominee (or, if applicable law provides for perfection of pledges of an investment not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of such issuer of such investment, such pledge may be so registered), (B)any instrument evidencing such investment shall be delivered directly to the Trustee or its agent; and (ii) the proceeds of each such sale of an investment shall be remitted by the purchaser thereof directly to the Trustee for deposit into the Sinking Fund Account.

         (b) If any amounts are needed for disbursement from the Sinking Fund Account and sufficient uninvested funds are not available to make such disbursement, in the absence of a Company Order for the liquidation of the investments in an amount sufficient to provide the required funds, the Trustee may cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Sinking Fund Account.

         (c) The Trustee shall not in any way be held liable by reason of any insufficiency in the Sinking Fund Account resulting from any loss on any Eligible Investment included therein except that the Trustee shall remain liable on Eligible Investments that are obligations of the Trustee in its commercial capacity.

         (d) All investments of funds in the Sinking Fund Account and all sales of Eligible Investments held in the Sinking Fund Account shall, except as otherwise expressly provided in this Indenture, be made by the Trustee in accordance with a Company Order. Such Company Order may specify actions (including, without limitation, that such funds not be invested, in which case such funds shall remain deposited in the Sinking Fund Account) or may be a general, standing order authorizing the Trustee to act on written instructions of specified personnel or agents of the Company. In order to insure that the Trustee can invest funds in the Sinking Fund Account or sell any investment in the Sinking Fund Account, the Company Order with respect thereto must be received by the Trustee no later than 9:00 a.m. on the date specified in the Company Order for effecting such transaction.

         (e) In the event that:

                  (i) the Company shall have failed to give investment directions to the Trustee by 9:00 a.m. Dallas, Texas time on any Business Day authorizing the Trustee to invest the funds then in the Sinking Funds Account,

                   (ii) a Default or Event of Default shall have occurred and be continuing but the Securities shall not have been declared due and payable pursuant to Section 6.2, or if the Securities shall have been declared due and payable following an Event of Default, amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 6.13, or

                  (iii) an Event of Default shall have occurred and be continuing, the Securities shall have been declared due and payable pursuant to Section 6.2, and amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 6.10, the Trustee shall invest and reinvest the funds then in the Sinking Fund Account to the fullest extent practicable in Eligible Investments. All investments made pursuant to clause (i) above shall mature on the next Business Day following the date of such investment, all such investments made pursuant to clause (ii) above shall mature no later than the next Payment Date, and all investments made pursuant to clause (iii) above shall mature no later than the first date following the date of such investment on which the Trustee proposes to make a distribution to Noteholders pursuant to Section 6.10.

SECTION 4.6 RELEASES.

         (a) The lien of this Indenture shall be released from a Liquidated Contract (including any related Contract Documents and Leased Vehicle), notwithstanding the provisions of Section 5.12, if:

                  (i) in the event that such Liquidated Contract has been paid in full, the Trustee receives the certificate of a Servicing Officer identifying such Contract and certifying that such Contract has been fully paid and all proceeds received in respect of such Contract have been deposited in the Master Collections Account;

                  (ii) in the event that such Liquidated Contract is required to be purchased by the Servicer pursuant to the Servicing Agreements, the Trustee receives a certificate of a Servicing Officer (A) identifying the Contract to be released, (B) requesting the release thereof, and
         (C) certifying that the correct repurchase price therefor has been deposited in the Master Collections Account; and

                  (iii) in the event that such Liquidated Contract is a "Liquidated Contract" by virtue of clause (ii) of the definition thereof, the Trustee receives the certificate of a Servicing Officer to the effect that such Contract is a Defaulted Contract that became a Liquidated Contract during the related Collection Period, and there has been deposited in the Master

         Collections Account any related Net Liquidation Proceeds that, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Contract.

         (b) Each certificate of a Servicing Officer required by subsection (a) above, shall contain a statement to the effect that the release of the Liquidated Contract from the lien for this Indenture will not impair the security under this Indenture in contravention of its provisions, after taking into account the amounts deposited in the Master Collections Account on the account of such Liquidated Contract.

SECTION 4.7 REPORTS BY TRUSTEE.

         The Trustee shall report and account to the Company in writing (using such form as the Trustee shall choose in its sole discretion) with respect to the Sinking Fund Account and the identity of the investments included therein, on a monthly basis and more frequently as the Company may from time to time reasonably request, including accounting of deposits into and payments from the Sinking Fund Account.

SECTION 4.8 TRUST ESTATE; CONTRACT DOCUMENTS.

         (a) Subject to the payment of its fees and expenses the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article 4 shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) In order to facilitate the servicing of the Contracts by the Servicer, the Trustee hereby acknowledges that the Servicer is authorized in the name and on behalf of the Company, to execute instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Contracts and with respect to the Leased Vehicles.

         (c) Upon Company Order, the Trustee shall, at such time as there are no Securities Outstanding, release and transfer, without recourse, all of the Trust Estate that secured the Securities (other than any cash held for the payment of the Securities pursuant to Sections 4.2(b) or 8.2).

                                    ARTICLE 5

                                   COVENANTS

SECTION 5.1 PAYMENT OF PRINCIPAL AND INTEREST.

         (a) Interest payable on any Security shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Record

Date for such Payment Date by check mailed to such Person's address as it appears in the Note Register on such Record Date, except for the final payment of principal of a Security, which shall be payable only upon presentation and surrender as provided in subsection (b) of this Section 5.1.

                  Checks for interest shall be mailed without requiring that such Security be submitted for notation of payment. Checks returned undelivered will be held by the Paying Agent for payment to the Person entitled thereto, subject to the terms of Section 5.2. Payments made on any Payment Date shall be binding upon all future Holders of such Securities and of any Securities issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not noted thereon.

         (b) Each installment of interest on the Securities is payable as specified in the form of Security set forth in Section 2.2. Any installment of interest that is not paid when and as due shall bear interest at the Overdue Interest Rate from the date due to the date of payment thereof, but only to the extent payment of such interest shall be lawful and enforceable. The principal of each Security shall be payable at the Stated Maturity thereof unless such Security becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. The final payment of principal of each Security (or the Redemption Price thereof of the Securities called for redemption) shall be payable upon presentation and surrender thereof on or after its Stated Maturity to the Paying Agent. The Trustee upon Company Order shall notify the Person in whose name a Security is registered at the Record Date for the Payment Date next preceding the Payment Date on which the Company expects that the final payment of principal and interest on such Security will be paid. Such notice shall be mailed no earlier than the sixtieth (60th) day, and no later than the twentieth (20th) day, prior to such Payment Date and shall specify that such final payment will be payable only upon presentation and surrender of such Securities and shall specify the name and address of the Paying Agent where such Securities may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Securities shall be mailed to Securityholders as provided in Section 3.2.

         (c) All computations of interest due with respect to any Securities shall be based on a 360-day year consisting of 12 months of 30 days each and on the amount of principal outstanding on the Securities from time to time.

         (d) On each Servicer Report Date, the Company shall transmit to the Trustee the Monthly Report (a "Payment Date Statement"), which shall set forth, with respect to the next succeeding Payment Date, the amount of interest payable on such Payment Date on each Outstanding Security. On the last Servicer Report Date prior to the Stated Maturity, the Company shall transmit to the Trustee a final Payment Date Statement setting forth, with respect to the Stated Maturity, the amount of accrued interest and principal payable on the Stated Maturity on each Outstanding Security. Each Payment Date Statement shall state that the computations of interest were made in conformity with the requirements of this Indenture. Notwithstanding the foregoing, the Trustee may rely on its own calculations for purposes of paying interest on the Securities.

         (e) The Company at any time may terminate its obligation to pay an installment of interest if it deposits with the Trustee, or the Trustee holds in the Sinking Fund Account as of the related Payment Date, money sufficient to pay the installment when due. The Company shall designate the installment.

         (f) Subject to the foregoing provisions of this Section 5.1, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to unpaid principal and interest, if any, that were carried by such other Security.

SECTION 5.2 MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         (a) Whenever the Company shall have a Paying Agent other than the Trustee, it will, by Company Order delivered on or before the Business Day next preceding each Payment Date, direct the Trustee to deposit with such Paying Agent on or before such Payment Date a sum sufficient to pay the amounts then becoming due, and the Trustee shall, to the extent it has received such amount from the Company, deposit such amount with the Paying Agent as directed. Such sum shall be held in trust for the benefit of the Persons entitled to such payments.

         (b) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent, in acting as Paying Agent, will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Securities in trust for the benefit of the persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment required to be made with respect to the Securities; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         (c) For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Company may at any time direct by Company Order any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 5.3 PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged before the same shall become delinquent (1) all taxes, assessments and governmental charges levied or imposed upon the Company or the Leased Vehicles, and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and provided further, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Company's Board of Directors shall determine such payment is not advantageous to the conduct of the business of the Company and that the failure so to pay or discharge is not disadvantageous in any material respect to the Holders.

SECTION 5.4 MAINTENANCE OF PROPERTIES.

         The Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterment and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company's Board of Directors, desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Holders.

SECTION 5.5 LIMITATION ON INVESTMENT ACTIVITIES.

         The Company will not register as, or conduct its business or take any action that shall cause it to become, or to be deemed to be, an "investment Company" as defined under the provisions of the Investment Company Act.

SECTION 5.6 COMPLIANCE CERTIFICATES.

         (a) Commencing with the fiscal year ending December 31, 1999, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate of a firm of independent accountants with respect to the compliance by the Company and the Servicer, in all material respects, with their respective obligations arising under this Indenture. If such accountant knows of such a default, the certificate shall describe the default.

         (b) Commencing with the fiscal quarter ending December 31, 1999, on or before 45 days after the end of each fiscal quarter of the Company, the Company shall deliver an Officers' Certificate to the Trustee to the effect that a review of the activities of the Company during the Company's preceding fiscal quarter has been made under the supervision of the officers executing such Officers' Certificate with a view to determining whether during such period the Company and the Servicer have performed and observed all of their obligations under this Indenture, and either (A) stating that to the best of their knowledge no Default by the Company or the Servicer under this Indenture has occurred and is continuing, or (B) if such a Default has occurred and is continuing, specifying such Default and the nature and status thereof.

         (c) The Company will deliver to the Trustee an Officers' Certificate stating whether or not the signee knows of any default by the Company in performing its covenants under this Indenture within 15 days of a written request by the Trustee. The Company will perform, execute, acknowledge and deliver, all such further acts, instruments, and assurances as may reasonably be requested by the Trustee. The certificates required under this Section 5.6 need not comply with Section 11.4.

         (d) The Company will deliver to the Trustee within 15 days after the occurrence thereof written notice of any Default.

SECTION 5.7 REPORTING.

         (a) Commencing with the fiscal year ending December 31, 1999, the Company shall file with the Trustee copies of any annual reports and other information, documents, and statements (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, within 15 days after it files them with the SEC. The Company also shall comply with the other provisions of TIA Section 314(a).

         (b) Until the Company has a class of equity securities registered under the Securities Exchange Act of 1934, the Company will prepare, for the first three quarters of each fiscal year, commencing with the fiscal quarter ending December 31, 1999, summary reports containing unaudited cash basis financial statements of the Company. In addition, the Company will prepare, for each fiscal year, an annual report containing complete audited financial statements of the Company including, but not limited to, a balance sheet, a statement of income and shareholders' equity, a statement of changes in financial position and all appropriate notes. The annual financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent public accountants concur. Quarterly statements may be subject to year-end adjustments. The Company will cause a copy of the respective quarterly or annual report to be mailed to the Trustee and to each of the Holders of the Securities within 45 days after the close of each of the first three quarters of each fiscal year and within 120 days after the close of each fiscal year, at such Holder's address appearing on the Note Register.

SECTION 5.8 PROTECTION OF TRUST ESTATE.

         The Company will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as is necessary or advisable to:

                  (i) grant more effectively all or any portion of the Trust Estate,

                  (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof,

                  (iii) perfect, publish notice of, or protect the validity of, any Grant made or to be made by this Indenture,

                  (iv) enforce any of the Contract Documents, or

                  (v) preserve and defend title to the Trust Estate and the rights of the Trustee and the Securityholders in such Trust Estate against the claims of all persons and parties.

SECTION 5.9 OPINIONS AS TO TRUST ESTATE.

         (a) Upon the initial Company Order to the Trustee for the authentication of Notes under this Indenture, the Company shall deliver to the Trustee an Opinion of Counsel (i) that this Indenture, together with the filing referred to in the next sentence, creates as security for the Notes a security interest in the Contracts, and identifiable cash proceeds thereof in the Operating Account and the Sinking Fund Account; (ii) that a financing statement with respect to the Contracts has been filed with the Texas Secretary of State pursuant to the Texas Uniform Commercial Code, as amended, or with the appropriate government official of the state(s) in which title(s) to the Leased Vehicle(s) may be registered; (iii) that the security interest in the Trust Estate has been perfected and is a valid first priority security interest; and
(iv) that no other filings in any jurisdiction or any other actions are necessary to perfect the security interest of the Trustee in the Trust Estate, as constituted as of the date of such opinion, as against any third parties.

         (b) On or before December 15, in each calendar year commencing with 1999, the Company shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 15 in the following calendar year. In rendering such opinion, such counsel may rely upon an Officers' Certificate of the Servicer as to the filing of any financing statements and to the effect that no further assignment of the related Contract or satisfaction and discharge thereof has been recorded and that the original financing statements so filed have not been discharged.

SECTION 5.10 PERFORMANCE OF OBLIGATIONS; Servicing Agreements.

         (a) The Company will punctually perform and observe all of its obligations and agreements contained in the Servicing Agreements.

         (b) The Company will not take any action or permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Contract Documents or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided in this Indenture, the Servicing Agreements or such Contract Documents or other instrument.

         (c) If the Company shall have knowledge of the occurrence of a default by the Servicer of any of its material obligations under the Servicing Agreements, the Company shall promptly notify the Trustee thereof, and shall specify in such notice the action, if any, the Company is taking in respect of such default. If such default arises from the failure of the Servicer to perform any of its obligations under the Servicing Agreements with respect to the Contracts, the Company may remedy such failure. So long as any such default under the Servicing Agreements shall be continuing, the Trustee may, and upon the direction of the Holders of Securities representing more than 25% of the aggregate principal amount of the Outstanding Securities the Trustee shall, direct the Company to, and the Company shall, terminate all of the rights and powers of the Servicer under the Servicing Agreements. Unless directed or permitted by the Trustee or the Holders of Securities representing not less than 50% of the aggregate principal amount of the Outstanding Securities, the Company may not waive any such default under the Servicing Agreements or terminate the rights and powers of the Servicer under the Servicing Agreements.

         (d) Upon any termination of the Servicer's rights and powers, all rights, powers, duties, obligations and responsibilities of the Servicer with respect to the related Contracts (except for any obligations of the Servicer to indemnify the Company) shall vest in and be assumed by the Company, or any servicing agent that the Company may designate, and the Company or its servicing agent shall be the successor in all respects to the Servicer in its capacity as servicer with respect to such Contracts under the Servicing Agreements (except for any obligations of the Servicer to indemnify the Company). The Company may resign as the Servicer by giving written notice of such resignation to the Trustee and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Company as provided below and has been approved in writing by the Trustee. Any successor servicer shall enter into a servicing agreement with the Company substantially similar to the Servicing Agreement. The Company may make such arrangements for the compensation of such successor servicer as it and such successor servicer shall agree, provided that such compensation of the successor servicer shall not be in excess of that payable to the Servicer under the Servicing Agreements, unless the Servicer or the Company agrees to pay such additional compensation.

SECTION 5.11 NEGATIVE COVENANTS.

         The Company will not:

                  (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Indenture;

                  (ii) obtain or carry insurance relating to the Contracts separate from that required by the Servicing Agreement, unless the Trustee shall be named therein as a loss payee;

                  (iii) claim any credit on, or take any deduction from, the principal of or interest payable in respect to the Securities by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

                  (iv) engage in any business or activity other than in connection with the purchase, collection and servicing of lease Contracts or consumer obligations secured by motor vehicles, the repossession and resale of motor vehicles and the raising of capital, both debt and equity, and any other incidental businesses or activities, without the consent of the Holders of a majority of the aggregate principal amount of the Securities then outstanding;

                  (v) without the consent of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, create, incur, assume or in any manner become liable in respect of any indebtedness other than the Securities, any indebtedness incurred for the purpose of the purchase of lease Contracts or consumer obligations relating to or secured by motor vehicles (including any related borrowing and transactional costs), any Allowed Expenses and any other amounts incurred in the ordinary course of the Company's business;

                  (vi) dissolve or liquidate in whole or in part;

                  (vii) merge or consolidate with any corporation, partnership or other entity other than another direct or indirect wholly-owned Subsidiary of an Affiliate of the Company or the Servicer; any such merger or consolidation with another Subsidiary of the Servicer shall be subject to the following conditions:

                           (1) the surviving or resulting entity shall be a corporation organized under the laws of the United States or any state thereof whose business and activities shall be limited as set forth in paragraph (iv) above;

                           (2) the surviving or resulting corporation (if other than the Company) shall expressly assume by an indenture supplemental hereto all of the Company's obligations hereunder;

                           (3) the surviving or resulting corporation shall have the same fiscal year as the Company; and

                           (4) immediately after consummation of the merger or consolidation no Event of Default or Default shall exist with respect to the Securities;

                  (viii) (to the extent that it may lawfully so covenant and to the extent that such covenant is lawfully enforceable) institute any bankruptcy, insolvency or receivership proceedings with respect to itself or its properties;

                  (ix) (1) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (3) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

                  (x) originate or acquire any Contract with an Obligor located in any jurisdiction unless at the time of such origination or acquisition of such Contract by the Company or the Servicer, both the Company and the Servicer shall have obtained all licenses, permits and governmental approvals, if any (1) necessary to comply with the laws of such jurisdiction with respect to their respective operations and businesses, (2) necessary to perform their respective obligations as contemplated by the Indenture and the Servicing Agreements with respect to such Contract, (3) necessary to maintain the enforce ability of such Contract and the security interest in the related Leased Vehicle and to prevent such Contract or any portion thereof from becoming void or voidable by the Obligor or any other person, and (4) if such Contract has been assigned to the Company, necessary for such assignment to be a lawful and binding assignment on the assignor and the Obligor.

                  (xi) enter into any transaction with the Servicer, or any Affiliate of the Servicer on terms less favorable to the Company than could be obtained from an independent third party in an arms-length transaction.

SECTION 5.12 SUBSTITUTION OR RELEASE OF COLLATERAL OR WITHDRAWAL OF CASH IN
             TRUST ESTATE.

         (a) The Company shall furnish to the Trustee an Officer's Certificate stating the fair value of any property or securities the deposit of which with the Trustee is to be the basis for the withdrawal or release of any cash, property or securities constituting a part of the Trust Estate. If the fair value to the Company of any such securities and all other such securities made the basis for the withdrawal or release of any cash, property or securities constituting part of the Trust Estate since the commencement of the then current calendar year, as set forth in the Officer's Certificates with respect thereto, is 10% or more of the aggregate principal amount of the Notes at that time Outstanding, and if the fair value of such securities so delivered is at least $25,000 and one percent of the aggregate principal amount of the Notes at that time outstanding, the Company shall furnish a certificate of an Independent appraiser or financial expert as to the fair value of the securities so delivered. If the property so delivered has been used or operated by a Person other than the Company, within six months prior to the date of acquisition by the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and if the fair value to the Company of such property is not less than $25,000 and not less than one percent of the aggregate principal amount of the Notes at that time Outstanding, the Company shall furnish an opinion of an Independent engineer, appraiser or other expert covering the fair value to the Company of the property so subjected to the lien of the Indenture.

         (b) The Company shall furnish to the Trustee an Officer's Certificate as to the fair value of any property or securities to be released from the lien of this Indenture and stating that in the opinion of the signer the proposed release will not impair the security under this Indenture in contravention of its provisions. If the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in such Officer's Certificates required by the preceding sentence, is 10% or more of the aggregate principal amount of the Notes at the time Outstanding and if the fair value of the property or securities proposed to be released is at least $25,000 and one percent of the aggregate principal amount of the Notes at the time Outstanding, the Company shall furnish an opinion of an Independent engineer, appraiser or other expert with respect to the same subject matter required to be set forth in such Officer's Certificate.

                                    ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at the Stated Maturity, upon redemption or otherwise;

                  (3) the Company falls to comply with any of its other agreements in the Securities or this Indenture (other than a covenant or warranty, a default in the observance of which is elsewhere in this section specifically dealt with) and the default continues for a period of 30 days alter receipt by the Company of written notice of such default from the Trustee specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or after receipt by the Company and the Trustee of such notice from the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding;

                  (4) if any representation or warranty of the Company made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect m any material respect as of the time when the same shall have been made and, within 30 days after receipt by the Company of written notice from the Trustee specifying such inaccuracy and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or after receipt by the Company and the Trustee of such notice from the Holders of Securities representing at least 25 % of the aggregate principal amount of the Outstanding Securities, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

                  (5) if (i) the validity or effectiveness of this Indenture or any Grant under this Indenture shall be impaired, or this Indenture shall be amended, hypothecated, subordinated, terminated or discharged, or any Person shall be released from any covenants or obligations under this Indenture or the Servicing Agreements, in each case except as may be expressly permitted hereby and thereby, (ii) any lien, charge, security interest, mortgage or other encumbrance (exclusive of any mechanic's lien on any Leased Vehicle) shall be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (iii) this Indenture shall not constitute a valid first priority security interest in the Trust Estate, and if any of the foregoing Defaults shall continue for a period of 30 days after receipt by the Company of written notice from the Trustee specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or after receipt by the Company and the Trustee of such notice from the Holders of Securities representing at least 25 % of the aggregate principal amount of the Outstanding Securities; or

                  (6) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its creditors; or

                  (7) a court of competent jurisdiction enters an order or decree, which remains unstayed and in effect for 60 days, under any Bankruptcy Law against the Company:

                           (A) for relief in an involuntary case;

                           (B) appointing a receiver, trustee, assignee, liquidator or similar official for all or substantially all of its property; or

                           (C) ordering its liquidation.

         The term "Bankruptcy Law" means title 11, U.S. Code, or any similar Federal or State law for the relief of debtors.

SECTION 6.2 ACCELERATION.

         If an Event of Default occurs and is continuing, the Trustee may, or at the direction of the Holders of at least 25 % in principal amount of the Securities shall, by notice to the Company, declare the principal amount of all the Securities together with accrued interest thereon to be due and payable immediately, and upon any such declaration such principal and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. The Holders of a majority in principal amount of the Outstanding Securities may, by written notice to the Trustee, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, all expenses relating to the Default have been paid and if the rescission would not conflict with any judgment or decree.

SECTION 6.3 REMEDIES.

         (a) If an Event of Default shall have occurred and be continuing, the Trustee may, subject to Section 6.2, do one or more of the following:

                  (i) make demand and institute judicial proceedings in equity or law for the collection of all amounts then payable on the Securities, or under this Indenture, whether by declaration or otherwise, enforce all judgments obtained, and collect from the Company the Trust Estate securing the Securities and moneys adjudged due;

                  (ii) subject to Section 6.14, sell the Trust Estate securing the Securities or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

                  (iii) institute judicial proceedings in equity or at law from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate; and

                  (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Securities hereunder.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceedings. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or an acquiescence in the Event of Default. No remedy is exclusive of any other remedy.
All available remedies are cumulative.

SECTION 6.4 WAIVER OF PAST DEFAULTS.

         Subject to Section 9.2, the Holders of a majority in principal amount of the Outstanding Securities may, by written notice to the Trustee, waive an existing Default and its consequences. When a Default is waived in accordance herewith, it is cured and shall stop continuing.

SECTION 6.5 CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of Securityholders not joining in such direction, or that would involve the Trustee in personal liability.

SECTION 6.6 LIMITATION ON SUITS.

         (a) A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and the Event of Default has not been waived; and

                  (v) the Trustee has received no contrary direction from the Holders of a majority in principal amount of the Outstanding Securities during such 60-day period.

         (b) A Securityholder may not use this Indenture to prejudice the rights Of another Securityholder or to obtain a preference or priority over another securityholder.

SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of interest or principal specified in
Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

         (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         FIRST to the Trustee for the amounts due under Section 7.7;

         SECOND, to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

         THIRD, to the Servicer for any unpaid Allowed Expenses owed to or incurred by it with respect to the Contracts; and

         FOURTH, to the Company.

The Trustee shall fix a Special Record Date and payment date pursuant to Section
2.11 hereof for any payment to Securityholders under this Section 6.10.

SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the Outstanding Securities.

SECTION 6.12 STAY, EXTENSION OR USURY LAWS.

         The Company agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefits or advantage of any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, or which may affect the covenants or performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and agrees that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of any such power as though no such law has been enacted.

SECTION 6.13 OPTIONAL PRESERVATION OF TRUST ESTATE.

         (a) If the Securities have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, in its sole discretion, refrain from selling the Trust Estate and may apply all amounts received with respect to such Trust Estate to the payment of the principal of and interest on the Securities as and when such principal and interest would have become due pursuant to the terms hereof and of the Securities if there had not been a declaration of acceleration of the maturity of the Securities, provided that:

                  (i) the Trustee shall have determined that the amounts receivable with respect to such Trust Estate are sufficient to provide the funds required to pay the principal of and interest on the Securities as and when such principal and interest would have become due pursuant to the terms hereof and of the Securities if there had not been a declaration of acceleration of the maturity of the Securities; and

                  (ii) the Securityholders shall not have directed the Trustee in accordance with Section 6.5 (subject, however, to Section 6.14(b)) to sell the Trust Estate securing the Securities.

         (b) the Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking firm as to the feasibility of any action proposed to be taken in accordance with Section 6.13(a) and as to the sufficiency of the amounts receivable with respect to the Trust Estate to make the required payments of principal of and interest on the Securities, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

         (c) If the conditions of Section 6.13(a) are not satisfied after the Securities have been declared due and payable following an Event of Default or the Trustee does not determine to take the action specified in Section 6.13(a), then all amounts collected by the Trustee with respect to the Securities pursuant to this Article 6 or otherwise shall be applied in accordance with
Section 6.10.

         (d) Notwithstanding anything in this Indenture to the contrary, if the Securities have been declared due and payable, then Trustee may, in its sole discretion, retain the Trust Estate without compliance with this Section 6.13 and apply all amounts received with respect to the Trust Estate to the payment of principal and interest on the Securities as and when such principal and interest would have become due pursuant to the terms hereof and of the Securities if there had not been a declaration of acceleration of the maturity of the Securities.

SECTION 6.14 SALE OF TRUST ESTATE.

         (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 6.3 shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire such Trust Estate shall have been sold or all amounts payable on the Securities secured thereby and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale.

         (b) (i) Without the consent or direction to the contrary by the Holders of a majority in principal amount of the Securities then Outstanding, the Trustee shall not sell or otherwise dispose of the Trust Estate following an Event of Default for an amount less than the sum of (x) the amount of fees and expenses of such sale that are reimbursable to the Trustee and (y) the entire amount that would be distributable to the Holders of the Securities, in full payment thereof in accordance with Section 6.10, and (ii) without the consent of or direction to the contrary by the Holders of a majority in principal amount of the Securities then Outstanding, at any public Sale at which no other Person bids an amount equal to or greater than the amount described in clause (y) above, the Trustee shall bid an amount at least equal to $1.00 more than the highest other bid.

         (c) The Trustee may bid for and acquire any portion of the Trust Estate in connection with a public Sale thereof. The Securities need not be produced in order to complete any such sale. The Trustee may, subject to this Indenture, hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

         (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Company to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof (including changing the designation of the secured party on any certificate of title or financing statements), and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (e) Notwithstanding anything in this Indenture to the contrary, if an Event of Default specified in Section 6.1(1) or (2) is the Event of Default, or one of the Events of Default, on the basis of which the Securities have been declared due and payable, then the Trustee may, in its sole discretion, sell the Trust Estate without compliance with this Section 6.14.

                                    ARTICLE 7

                                    TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE.

         (a) For so long as any Notes remain outstanding, the Trustee shall:

                  (i) maintain the custodianship of the documentation delivered to it evidencing title or perfected security interest in the Company's assets;

                  (ii) verify all funds deposited in the trust account for the benefit of the Securityholders and use its best efforts to verify all payments called for under the terms of this Indenture;

                  (iii) verify the delivery of all reports and other instruments required pursuant to the terms of this Indenture and the Securities Exchange Act of 1934;

                  (iv) examine all reports or other instruments furnished to the Trustee pursuant to the terms of this Indenture and determine, based on the information provided, whether there is a violation of any of the terms and conditions set forth in this Indenture;

         (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) Except during the continuance of an Event of Default:

                  (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee.

         (d) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, breach of this Indenture or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (c) of this Section.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of not less than a majority in principal amount of the Notes at the time Outstanding.

         (e) The Trustee shall not be liable for any action or omission taken or not taken by the Servicer of any kind or nature.

         (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives written indemnity and security satisfactory to it against any loss, liability or expense and no provision of this Indenture or any other document shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that in the event that the Trustee determines that there has been an Event of Default, the Trustee shall not be entitled to such indemnification and security other than that provided in this Indenture as a condition to providing notice of such default to the Securityholders in accordance with the terms of this Indenture and to taking appropriate remedial action.

         (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (h) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (b), (c), (d) and (e) of this Section.

SECTION 7.2 RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliate with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar or Co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4 TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities and shall not be responsible for any statement in the Securities, other than its certificate of authentication, or in any prospectus used in the sale of the Securities, other than statements provided in writing by the Trustee for use in such prospectus.

SECTION 7.5 NOTICE OF DEFAULTS.

         If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it obtains actual knowledge of the

Default. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or responsible officers of the Trustee in good faith determines that withholding notice is in the interests of Securityholders.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS.

         (a) Within 60 days after each December 31 beginning with December 31, 1999, the Trustee shall, to the extent required by TIA Section 313(a), mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a). The Trustee also shall also, to the extent required by TIA Section 313(b), comply with TIA Section 313(b)(l) and (2).

         (b) If this Indenture is qualified with the SEC under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each national securities exchange on which the Securities are listed. The Company shall notify the Trustee if and when the Securities are listed on any national securities exchange (as defined in the Securities Exchange Act of 1934) or quoted on NASDAQ.

         (c) Within 60 days after each December 31 beginning with December 31, 1999, the Trustee shall mail to each Securityholder a brief report which indicates whether the Trustee has fulfilled its obligations under this Indenture and whether there have been any known uncured defaults under this Indenture.

SECTION 7.7 COMPENSATION AND INDEMNITY.

         (a) The Company shall pay to the Trustee from time to time as compensation for its services the amounts set forth on the Trustee's Fee Schedule attached hereto as Exhibit C, as may be agreed upon from time to time by the Trustee and the Company. In addition, the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify and hold harmless the Trustee and its successors and their respective officers, directors, employees, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, reasonable attorneys' fees) that may be imposed on, incurred by or asserted against Trustee or its successors, or their respective officers, directors, employees, agents and attorneys, in connection with the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith, other than to the extent that such negligence or bad faith is excused pursuant to Sections 7.1 and 7.2.

         (b) To secure the Company's payment of these obligations, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities. Such obligations shall survive the satisfaction and discharge of this Indenture.

         (c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) or (8), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         (d) The provisions of this Section 7.7 shall survive the satisfaction and discharge or other termination of this Indenture.

SECTION 7.8 REPLACEMENT OF TRUSTEE.

         (a) The Trustee may resign at any time upon 30 days prior written notice to the Company. The Holders of a majority in principal amount of the Outstanding Securities may remove the Trustee at any time upon 30 days prior written notice to the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

                  (i) The Trustee falls to comply with Section 7.10;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent; or

                  (iii) a receiver or other public officer takes charge of the Trustee or its property.

         (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of the Trustee shall not be effective until a successor Trustee has been appointed and has assumed the responsibilities of Trustee hereunder.

         (c) A successor Trustee shall deliver a written acceptance of this appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee. Upon delivery of such written acceptance, the resignation or removal of the retiring Trustee shall become effective and the retiring Trustee shall cease to be Trustee hereunder and shall be discharged from any responsibility or obligations for actions taken by any successor Trustee. The successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person or if the Trustee consolidates with, merges or converts into, or transfers a substantial portion of its corporate trust assets to a Person that is wholly-owned by the Trustee or by the Trustee's parent (of which the Trustee is a wholly-owned subsidiary), the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $1,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 7.12 WITHHOLDING TAXES.

         Whenever it is acting as a Paying Agent for the Securities, the Trustee shall comply with all requirements of the Internal Revenue Code of 1986, as amended (or any successor or amendatory statutes), and all regulations thereunder, with respect to the withholding from any payments made on such Securities of any withholding taxes imposed thereon and with respect to any reporting requirements in connection therewith.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.1 SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect, except as to surviving rights of transfer or exchange of Securities herein expressly provided for, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1) either

                  (A) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.8) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, the principal at Stated Maturity of such Securities, or the applicable Redemption Price with respect thereto upon redemption.

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Sections 7.7 and 8.3 shall survive.

SECTION 8.2 APPLICATION OF TRUST MONEY.

         All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee shall be directed by Company Order, to the Persons entitled thereto of the principal at Stated Maturity, or the Redemption Price, or the Securities for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.3 REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or securities held by them at any time in excess of the amounts needed to pay and discharge the Securities in full. The Trustee and the Paying Agent shall pay to the Company upon request any money or securities held by them for the payment of principal or interest that remains unclaimed for two years. After such payment to the Company, Securityholders entitled to such funds must look to the Company for the payment of such unclaimed principal or interest.

                                    ARTICLE 9

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1 WITHOUT CONSENT OF HOLDERS.

         (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (i) to cure any ambiguity, defect or inconsistency in this Indenture or the Securities;

                  (ii) to effect a merger or consolidation in conformance with
         Section 5.11(vii);

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (iv) to make any change that does not materially adversely affect the rights of any Securityholder; or

                  (v) to modify or add to the provisions of this Indenture to the extent necessary to qualify it under the TIA or under any similar federal statute hereafter enacted.

         (b) The Trustee may waive compliance by the Company with any provision of this Indenture or the Securities without notice to or consent of any Securityholder if the waiver does not adversely affect the rights of any Securityholder, provided that the Indenture or the Securities reflect the terms of such waiver.

SECTION 9.2 WITH CONSENT OF HOLDERS.

         (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the rate of or extend the time for payment of interest on any Security;

                  (iii) reduce the principal of or extend the Stated Maturity of any Security;

                  (iv) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of a Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture; or

                  (v) make any Security payable in money other than that stated in the Security.

         (b) After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS.

         (a) A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         (b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clause
(ii), (iii), (iv) or (v) of Section 9.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.5 NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security concerning the change terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue, and the Trustee shall authenticate, a new Security that reflects the changed terms.

SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee or Securityholders. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until such amendment or supplement is approved by the Chairman of the Board, President or any Vice President of the Company or any other officer of the Company customarily performing functions similar to those performed by any of the above designated officers, and such approval shall evidence the Company's determination that such amendment, supplement or waiver does not adversely affect the rights of the Securityholders.

                                   ARTICLE 10

                          MEETINGS OF SECURITYHOLDERS

SECTION 10.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         A meeting of Securityholders may be called for the following purposes:

                  (a) to give any notice to the Company or to the Trustee, or to give any direction to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences;

                  (b) to remove the Trustee, or appoint a successor Trustee or apply to a court for a successor Trustee;

                  (c) to consent to the execution of a supplemental indenture;
         or

                  (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under this Indenture, or authorized or permitted by law, or (ii) which the Trustee deems necessary or appropriate in connection with the administration of the Indenture.

SECTION 10.2 MANNER OF CALLING MEETINGS.

         (a) The Trustee may call a meeting of Securityholders to take any action specified in Section 10.1. Notice setting forth the time and place of, and the action proposed to be taken at, such meeting shall be mailed by the Trustee to the Company and to the Holders of the Securities not less than ten or more than 60 days prior to the date fixed for the meeting.

         (b) Any meeting shall be valid without notice if the Holders of all Securities are present in person or by proxy, or if notice is waived before or alter the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present or have, before or after the meeting, waived notice.

SECTION 10.3 CALL OF MEETINGS BY COMPANY OR SECURITYHOLDERS.

         In case at any time the Company or the Holders of not less than 50% in aggregate principal amount of the Securities then outstanding shall have requested in writing that the Trustee call a meeting of Securityholders to take any action specified in Section 10.1, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place for such meeting and may call such meeting by mailing notice thereof.

SECTION 10.4 WHO MAY ATTEND AND VOTE AT MEETINGS.

         To be entitled to vote at any meetings of Securityholders, a person shall (a) be a Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the Holder of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and the Company and their counsel.

SECTION 10.5 REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING
             RIGHTS.

         (a) The Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, to prove the holding of Securities, the appointment of proxies, and other evidence of the right to vote, to fix a record date and to provide for such other matters concerning the conduct of the meeting as it shall deem appropriate.

         (b) At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held by him; provided, however, that the Company shall not be entitled to vote any Securities held of record by it. At any meeting of Securityholders, the presence of persons holding or representing any number of Securities shall be sufficient for a quorum.

SECTION 10.6 EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE
             HINDERED OR DELAYED BY CALL OF MEETING.

         Nothing in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any rights conferred upon or reserved to the Trustee or to the Securityholders or by the Securities.

SECTION 10.7 EVIDENCE OF ACTIONS BY SECURITYHOLDERS.

         Whenever the Holders of a specified percentage in aggregate principal amount of the Securities may take any action, the fact that the holders of such percentage have acted may be evidenced by (a) instruments of similar tenor executed by securityholders in person or by attorney or written proxy, or (b) the Holders of Securities voting in favor thereof at any meeting of Securityholders called and held in accordance with the provisions of this
Article 10, or (c) by a combination thereof. The Trustee may require proof of any matter concerning the execution of any instrument by a Securityholder or his attorney or proxy as it shall deem necessary.

                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.1 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed on any Person by Sections 310 through 317, inclusive, of the TIA, the duties imposed under such Sections shall control.

SECTION 11.2 NOTICES.

         (a) Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                  if to the Company:        Transition Auto Finance III, Inc.
                                            5422 Alpha Road, Suite 100
                                            Dallas, Texas 75240
                                            Attn: Ken Lowe, President

                  if to the Trustee:        Trust Management, Inc.
                                            210 West Sixth Street, Suite 605
                                            Fort Worth, Texas 76102
                                            Attn:  Robert C. Finley, President

                  if to the Servicer:       Transition Leasing Management, Inc.
                                            5422 Alpha Road, Suite 100
                                            Dallas, Texas 75240
                                            Attn: Ken Lowe, President

         (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication mailed to a Securityholder shall be mailed first class, postage prepaid to him at his address as it appears on the Note Register of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

         (d) Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         (b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.5 RULES BY PAYING AGENT AND REGISTRAR.

         The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.6 LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the State of Texas. If a Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

SECTION 11.7 GOVERNING LAW.

         The laws of the State of Texas shall govern this Indenture and the Securities.

SECTION 11.8 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.9 NO RECOURSE AGAINST OTHERS.

         No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director, agent or employee of the Company or the Servicer or of any predecessor or successor of the Company or the Servicer with respect to the obligations of the Company or the Servicer with respect to the Securities or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, and all such liability is waived and released by the Trustee and all Securityholders.

SECTION 11.10 SUCCESSORS.

         All agreements of the Company and the Servicer in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11 DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE 12

                             AGREEMENTS OF SERVICER

SECTION 12.1 GENERAL.

         The Servicer agrees that all covenants, representations and warranties made by the Servicer in the Servicing Agreements with respect to the Contracts shall also be for the benefit of the Trustee and the Holders.

SECTION 12.2 SERVICER ACTING AS CUSTODIAN.

         The Servicer acknowledges that any collections or proceeds from the Contracts in the Master Collections Account, or otherwise in the possession or control of the Servicer, are the Company's property. In holding such proceeds and collections, the Servicer agrees to act as custodian and bailee of the Company and the Additional Lender, if any, at all times.

SECTION 12.3 REPRESENTATIONS AND WARRANTIES CONCERNING THE SERVICER.

         The Servicer represents and warrants to the Company and the Trustee as follows:

                  (a) The Servicer (i) has been duly organized and is validly existing and in good standing as a corporation organized and existing under the laws of the State of Texas, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Indenture.

                  (b) The execution and delivery by the Servicer of this Indenture are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Indenture, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the charter or bylaws of the Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

                  (c) The Servicer is not required to obtain the consent of any other party or consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Indenture.

                  (d) This Indenture has been duly executed and delivered by the Servicer and the provisions of Article Twelve hereof constitute legal, valid and binding covenants enforceable against the Servicer in accordance with their terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally).

                  (e) There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by the Servicing Agreements or this Indenture.

SECTION 12.4 CORPORATE EXISTENCE; STATUS AS SERVICER; MERGER.

         (a) The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Texas, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents, this Indenture and the Servicing Agreements.

         (b) The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any person unless the corporation formed by such consolidation or into which the Servicer has merged or the person which acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety is an entity organized and existing under the laws of the United States or any state or the District of Columbia and executes and delivers to the Company and the Trustee an agreement in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and the Servicing Agreements.

SECTION 12.5 PERFORMANCE OF OBLIGATIONS.

         (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Indenture and the Servicing Agreements.

         (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Contract Documents, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided herein and therein.

SECTION 12.6 THE SERVICER NOT TO RESIGN; ASSIGNMENT.

         (a) The Servicer shall not resign from the duties and obligations hereby imposed on it unless, by reason of change in applicable legal requirements, the continued performance by the Servicer of its duties under this Indenture would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition. No such resignation shall become effective unless and until a new industry qualified servicer acceptable to the Company is willing to service the Contracts and enters into a servicing agreement with the Company in form and substance substantially similar to the Servicing Agreement and assumes, pursuant to a written instrument reasonably satisfactory to the Trustee, the obligations and duties of the Servicer arising under this Indenture. No such resignation shall affect the obligation of the Servicer to repurchase any Contract pursuant to Section 12.9.

         (b) The Servicer may not assign this Indenture or the Servicing Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may assign this Indenture and the Servicing Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 12.5 (b), and provided further that the Servicer may contract with industry qualified third parties for the performance of its duties under the Servicing Agreements and this Indenture, except that any such contract shall not relieve the Servicer from liability for its obligations under the Servicing Agreements and this Indenture.

         (c) For a period of 90 days after the occurrence of any Subsidiary Payment Default (as hereinafter defined), the Trustee shall have the right to remove the Servicer and terminate the Servicing Agreement upon delivery of written notice of removal and termination to the Servicer. As used in this
Section 12.7(c), the term "Subsidiary Payment Default" shall mean any default in the payment of principal and interest on any other Asset-Backed Securities (as hereinafter defined) issued (i) by an entity owned or controlled by Transition Leasing or any affiliate of Transition Leasing and formed for the purpose of issuing Asset-Backed Securities, (ii) in connection with the same business plan as that of the Company and (iii) in connection with a business plan utilizing Transition Leasing as servicer. As used in this Section 12.7(c), the term "Asset-Backed Securities" means securities that provide a stated rate of return to holders of such securities and that are primarily paid, as to both return of investment and return on investment, by the cash flow from the collateral securing such payment obligations.

SECTION 12.7 REPRESENTATIONS AND WARRANTIES AS TO THE CONTRACTS.

         With respect to each Contract, the Servicer represents and warrants to the Company, effective as of the date each such Contract is executed by the Company, as follows:

                  (a) All of the representations and warranties with respect to the Servicer set forth in Section 12.4 continue to be true and correct;

                  (b) In acting with respect to each Contract, Servicer shall comply in all material respects with, all applicable Federal, state and local laws, regulations and official rulings;

                  (c) Each Contract (i) shall have been originated in the United States of America by the Servicer in the ordinary course of an automobile dealer's business, shall have been fully and properly executed by the parties thereto, (ii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the Contract lessee for the benefits of the Contract, (iii) shall have met, at the time of its execution, in all material respects all purchasing criteria set forth on EXHIBIT A attached hereto and in the Servicing Agreements, and
         (iv) shall not be a Defaulted Contract.

                  (d) (i) The Title Document for the related Leased Vehicle shows (or if a new or replacement Title Document is applied for with respect to such Leased Vehicle, the official receipt from the responsible state or local governmental authority indicating that an application has been made and that the Title Document, when issued, will show) the Company as the owner of the Leased Vehicle and the Trustee, on behalf of the Trust, as the holder of a first priority security interest in such Leased Vehicle, (ii) within 120 days after the Purchase Date for the Contract relating to the Leased Vehicle, the Title Document for such Leased Vehicle will show the Company as the owner of the Leased Vehicle and the Trustee, on behalf of the Trust, as the holder of a first priority security interest in such leased Vehicle, and (iii) the Company, upon execution of the Contract, will own the Leased Vehicle and the Trustee, on behalf of the Trust, delivery of the Assignment, will have a valid and enforceable security interest in the Leased Vehicle.

                  (e) Each Contract and the sale or lease of each Leased Vehicle shall have complied at the time it was originated in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including without limitation, usury laws, the Federal Truth-In-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer laws and equal credit opportunity and disclosure laws.

                  (f) Each Contract shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally.

                  (g) No provision of a Contract shall have been waived, amended or modified, except as disclosed in writing by Servicer.

                  (h) No right of rescission, set off, counterclaim, or defense shall have been asserted or threatened with respect to any Contracts.

                  (i) It is the intention of the Servicer that the beneficial interest in and title to the Contracts not be part of Servicer's estate in the event of the filing of a bankruptcy petition by or against Servicer under bankruptcy law.

                  (j) No Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the execution of such Contract would be unlawful, void, or voidable.

SECTION 12.8 PURCHASE OF CERTAIN CONTRACTS.

         (a) The representations and warranties of the Servicer set forth in
Section 12.7 with respect to each Contract shall survive delivery of the Contract Documents to the Company and shall continue so long as such Contract remains outstanding. Upon discovery by the Company, the Servicer or the Trustee that any of such representations or warranties was incorrect as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or the Servicer or contains a material defect or has not been received by the Company, the party making such discovery shall give prompt notice to the Trustee (other than in cases where the Trustee has given notice thereof) and to the other party (or parties in cases where the Trustee has given notice thereof). If any such defect, incorrectness or omission materially and adversely affects the interest of the Holders in and to the related Contracts, the Servicer shall, within 90 days after discovery thereof or receipt of notice thereof, cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which the representation or warranty was incorrect as of the time made. If the Servicer is unable to do so, it shall purchase such Contract from the Company through a deposit into the Master Collections Account no later than the end of the calendar month after which such 90-day period expired of an amount equal to the product of (x) the Price/Payments Ratio multiplied by (y) the aggregate unpaid installments on the Contract. Upon any such purchase, the Company shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Contract purchased hereunder.

         (b) It is understood that, without limiting the meaning of the term "materially and adversely affects", the interest of the Holders shall be deemed materially and adversely affected if (i) the Company, the Trustee or any of such Holders are put under any obligation to pay any other Person any sum of money as a result of a defect or misrepresentation described in subsection (a) above, or
(ii) the Trustee or the Majority Holders, acting reasonably, determine, by written notice to the Company, that such defect or misrepresentation materially and adversely affects the interests of the Holders in and to a Contract.

         (c) At the time of any purchase by the Servicer of any Contract, pursuant to the provisions of subparagraph (a) above or otherwise, the Servicer shall certify to the Trustee in writing that (i) such purchase is not for the purpose of recognizing gains or decreasing losses resulting from market value changes in the Company's portfolio of Contracts and Leased Vehicles (ii) such purchase is at the price determined by the following formula: the purchase price paid by the Company for the Contract (and the Leased Vehicle related thereto), less the amount of any lease payments received by the Company after the acquisition of the Contract.

SECTION 12.9 INDEMNIFICATION.

         Servicer hereby indemnifies and holds harmless Trustee and its successors and their respective officers, directors, employees, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Trustee or its successors, or their respective officers, directors, employees, agents or attorneys, due to (i) any breach by Servicer of its representations, warranties or covenants provided for in the Servicing Agreements or this Indenture, or (ii) any action or inaction of Servicer, or through Servicer, in any way relating to, or arising out of, the Servicing Agreements or this Indenture, any and all transfers or assignments of the Contracts, or any of the transactions contemplated herein or therein or the creation or collection or enforcement of any of the Contracts. Servicer, however, does not assume the risk of uncollectibility and does not indemnify Trustee and/or its successors, or their officers, directors, employees, agents or attorneys, against the uncollectibility of all or any part of the Contracts as against the Obligor thereof, except for uncollectibility resulting from a breach by Servicer of any warranty, representation or covenant contained herein. The indemnities contained in this Section shall survive any termination of this Indenture or the Servicing Agreements.

SECTION 12.10 TERMINATION.

         The respective duties and obligations of the Servicer under this Article Twelve shall terminate upon the earlier of (i) the satisfaction and discharge of this Indenture pursuant to Article Eight, or (ii) the latest to occur of (A) the final payment or other liquidation of the last Outstanding Contract owned by the Company, and (B) the disposition of all property acquired upon repossession or comparable conversion of any Leased Vehicle securing a Contract.

SECTION 12.11 AMENDMENT.

         (a) The provisions of this Article Twelve may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any Holder, provided that such action shall not adversely affect in any material respect the interests of any Holder.

         (b) The provisions of this Article Twelve may also be amended from time to time by the Company, the Servicer and the Trustee, with the consent of the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

Article, provided, however, that no such amendment shall, without consent of each Holder, (i) alter the priorities with which any allocation of funds shall be made under this Article; (ii) deprive any such Holder of the benefit of this Indenture; or (iii) modify this Section.

         (c) Promptly after the execution of any amendment pursuant to Section 12.12(b), the Company shall cause to be sent to each Holder a notice setting forth in general terms the substance of such amendment. Any failure to do so shall not affect the validity of such amendment.

         (d) It shall not be necessary, in any consent of Holders under this Section, to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Any amendment or modification effected contrary to the provisions of this Section shall be void.

SECTION 12.12 INSPECTION AND AUDIT RIGHTS.

         The Servicer agrees that, upon reasonable prior notice, it will permit any representative of the Trustee, during the Servicer's normal business hours, to examine all of the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent accountants selected by the Trustee, and to discuss the affairs, finances and accounts relating to the Contracts with the Servicer's officers, employees and independent accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the reasonable exercise by the Trustee of any right under this Section shall be borne by the Trustee and reimbursed to it by the Company under
Section 7.7.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date and year first above written.

                                             TRUST MANAGEMENT, INC.,
Attest:                                      AS TRUSTEE


                                             By:
--------------------------------                --------------------------------
Title:                                       Title:
      --------------------------                   -----------------------------

Attest:                                      TRANSITION AUTO FINANCE III, INC.


                                             By:
--------------------------------                --------------------------------
Secretary                                            Ken Lowe, President


         The undersigned Transition Leasing Management, Inc. joins in this Indenture for the sole purpose of evidencing its agreement to the covenants, representations and warranties pertaining to it that are set forth in Article Twelve of this Indenture and not for the purpose of guaranteeing or otherwise covenanting to pay the Notes or perform any of the Company's obligations hereunder.


Attest:                                      Transition Leasing Management, Inc.


                                             By:
--------------------------------                --------------------------------
Secretary                                            Ken Lowe, President


STATE OF TEXAS             Section
                           Section
COUNTY OF DALLAS           Section

         BEFORE ME, the undersigned authority, on this day personally appeared Ken Lowe, President of Transition Auto Finance III, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of __________, 1998.


[SEAL]                       ---------------------------------------------------
                             Notary Public in and for the State of Texas

                             ---------------------------------------------------
                             Notary Public Printed or Typed Name
                             My Commission Expires:
                                                   -----------------------------

STATE OF TEXAS             Section
                           Section
COUNTY OF TARRANT          Section

         BEFORE ME, the undersigned authority, on this day personally appeared ____________ _____________________, ____________________ of Trust Management,
Inc., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said trust company.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of ___________, 1998.

[SEAL]                       ---------------------------------------------------
                             Notary Public in and for the State of Texas

                             ---------------------------------------------------
                             Notary Public Printed or Typed Name
                             My Commission Expires:
                                                   -----------------------------

                                    EXHIBIT A

                  LEASED VEHICLE AND CONTRACT PURCHASE CRITERIA

                        TRANSITION AUTO FINANCE III, INC.


         The following purchasing criteria shall govern all purchases of Leased Vehicles and Eligible Additional Contracts by Transition Auto Finance III, Inc. (the "Company") and by Transition Leasing Management, Inc. (the "Buyer") acting on behalf of the Company, and no Leased Vehicle or Contract shall be purchased that does not meet such criteria in all material respects.

I.       VEHICLE CRITERIA

         a. No vehicle that is to become a Leased Vehicle may be purchased by the Buyer if the vehicle is more than four model years old. No Contract may be acquired by the Buyer if the Contract is secured by a Leased Vehicle that, at the time of lease, was more than four model years old.

         b. The purchase price payable by the Buyer for each vehicle that is to become a Leased Vehicle (and thus to become subject to a Contract) shall never exceed that amount that the Dealer shall have received by bank draft upon the delivery of the Leased Vehicle.

         c. No motorcycle shall be purchased if the purchase price payable for such motorcycle would cause the aggregate purchase price paid for all motorcycles which are Leased Vehicles to exceed 10% of the net offering proceeds of the Company's offering of 11% Secured Notes.

II.      DOWN PAYMENT RATIO

         Obligors on all Contracts must have made a down payment in cash and/or net trade-in allowance of not less than 15% of the actual price paid by draft to the selling automobile or motorcycle Dealer for the related Leased Vehicle; provided, however, that the down payment for any Leased Vehicle which is more than three model years old shall equal at least 20% of the actual purchase price.



                               EXHIBIT A - Page 1

III.     CONTRACT TERMS

         A.       Each Contract must have an original term of 48 months or less.

         B. Each Contract shall be in the form of industry-standard consumer automobile lease Contracts.

IV.      CREDIT CRITERIA

         A. With respect to each Obligor on each Contract, the Buyer shall perform all credit checks and reviews that are standard for the motor vehicle lease industry and shall supply the verification information to the Company at the time of acquisition of each Contract.

         B. In addition to the credit checks and reviews set forth in paragraph IV.A. above, each Obligor must satisfy the following criteria:

                  1. Verifiable home telephone number in Obligor's residence;

                  2.       Residence:

                           (a) Evidence of purchase, lease or rental agreement in Obligor's name;

                           (b) Stability - Review length of time at last two addresses, as well as time in area;

                  3. Employment: At least one year with last two employers;

                  4. Obligor has verifiable income (check stub, W-2, 1099, tax return, or bank statements);

                  5. Ratio of Obligor's net disposable income to gross generally should exceed 60%;

                  6.       References:

                           (a)      Five relatives;

                           (b)      Five personal.

                  7.       Valid Texas driver's license;

                  8. If a previous bankruptcy, must have been discharged, or if open, need letter of permission from bankruptcy trustee.

                  9.       Certain exceptions for first-time buyers permitted.


                               EXHIBIT A - Page 2

                                    EXHIBIT B

                           MONTHLY REPORT CERTIFICATE

For Month:        _______________, ________  (the "Collection Period")
                      (year)

Company:          Transition Auto Finance III, Inc.

Servicer:         Transition Leasing Management, Inc.

Indenture:        Dated as of __________________, 1999

Trustee:          Trust Management, Inc.


I.       INTEREST PAYMENTS ON NOTES (INDENTURE SECTION 5.1)

         A. EXHIBIT I hereto sets forth a listing of the interest and any principal payable to each Noteholder on the next Payment Date. The Company certifies that computation of interest has been made in conformance with the Indenture.

         All capitalized terms used herein and not otherwise herein defined shall have the same meaning as set forth in the Indenture.

         Company and Servicer certify that, to the best of their knowledge, the foregoing and attached information is true and correct.

         Dated: ____________________, ________.


                                    TRANSITION LEASING MANAGEMENT, INC.


                                    By:
                                       -----------------------------------------
                                    Printed Name:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------

                                    TRANSITION AUTO FINANCE III, INC.


                                    By:
                                       -----------------------------------------
                                    Printed Name:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------


                               EXHIBIT B - Page 1

     EXHIBITS     DESCRIPTION
     --------     -----------
         I        Noteholder Interest Report


                               EXHIBIT B - Page 2

                                    EXHIBIT C

                             TRUSTEE'S FEE SCHEDULE

                        TRANSITION AUTO FINANCE III, INC.
                                11% SECURED NOTES
                               DUE OCTOBER 31, 2004

Acceptance Fee (payable
   upon execution of the indenture)   $12,000

Annual Administration Fee (billed)    $15,000


Paying Agent/Registrar Services       $5.00             (per year per note)

Interest Checks                       $1.00             each

Annual Collateral Custodial Services  $5.00             (per year per Vehicle)

Custodial Acceptance/release          $5.00             each


All out-of-pocket expenses such as long distance telephone, stationery, insurance, courier, attorney or accountant expense, etc., will be billed at cost to the Company. The Trustee understands that the closing of the Note issuance will be completed in Fort Worth and there will not be any travel expenses charged to the Company. These fees do not include servicing responsibilities should the Trustee be involved due to a removal of the Servicer. The Trustee would present servicing fees at that time. These fees do not include arbitrage accounting or excess yield calculations, if required. If the common trust funds of Trustee are utilized, there will be 0.5% annual fee deducted from the account. If Trustee's duties are modified to any great extent, Trustee reserves the right to re-evaluate its fees. Extraordinary services will be charged according to time and scope of services.


                               EXHIBIT C - Page 1

                                   SCHEDULE A

                         SCHEDULE OF CONTRACTS OWNED BY
                        TRANSITION AUTO FINANCE III, INC.





                               SCHEDULE A - Page 1

                                   EXHIBIT D
           OPERATIONS THROUGH SUBSIDIARIES AND IN OTHER JURISDICTIONS



         For purposes of obtaining and using funds in the Operating Account, the Company may operate through one or more Subsidiaries of the Company or in different jurisdictions on and subject to the terms and conditions of this Exhibit D.


         1. ADDITIONAL DEFINITIONS.

         In addition to the terms defined in Article I of this Indenture, the following terms, as used in this Exhibit D and as incorporated into the Indenture in accordance with this Exhibit D, shall have the respective meanings set forth below:

         "Allowed Payments" means payments made by, or on behalf of, the Company or a Participating Subsidiary from funds in the Operating Account to purchase Leased Vehicles and Eligible Additional Contracts and to pay Allowed Expenses.

         "Funding Provisions" means the agreements, covenants, representations, conditions, terms and provisions set forth and contained in (i) Sections 4.3,
4.4 and 4.5 of Article 4 of this Indenture, and (iv) Sections 5.3, 5.4, 5.5, 5.8, 5.10 and 5.11 of Article 5 of this Indenture.

         "Leasing Business" means the business of collecting and servicing lease contracts or consumer obligations secured by motor vehicles, and repossessing and reselling motor vehicles subject to any such lease contracts or consumer obligations, and any other incidental businesses or activities, subject to the terms, conditions, restrictions and requirements imposed under this Indenture with respect to conducting and carrying out any such business.

         "Lessor" means either the Company or a Participating Subsidiary, or both, as the context may require.

         "Particpating Subsidiary" means a Subsidiary of the Company which has been authorized and approved under this Exhibit D to use funds in the Operating Account to purchase Leased Vehicles and Eligible Additional Contracts in the name and for the account of the subject Subsidiary.

         "Subsidiary Agreement" means a Subsidiary Agreement substantially in the form set forth on Schedule D-1 attached to, and for all purposes made a part of, this Exhibit D.


         2. OPERATIONS THROUGH SUBSIDIARIES

         A. Subject to the terms and conditions of this Exhibit D, the Company may designate any Subsidiary of the Company to (i) be a Participating Subsidiary under this Indenture, (ii) engage in the Leasing Business, and (iii) obtain funds from the Operating Account for Allowed Payments on and subject to the same terms and conditions under which the Company may withdraw or apply funds from the Operating Account for Allowed Payments. A Subsidiary engaged in the Leasing Business which is designated by the Company pursuant to the preceding sentence will become and be a Particpating Subsidiary entitled to all benefits and rights of a Participating Subsidiary under this Exhibit D and the Funding Provisions upon satisfaction of the following terms and conditions:

                  (i) The subject Subsidiary (A) shall have been duly and validly formed and organized and shall be in existence; (B) shall be engaged in the Leasing Business as its principal business; and (C) shall have obtained all licenses, permits and governmental approvals, if any (1) necessary to comply with the laws of each jurisdiction in which it carries out and conducts its Leasing Business, (2) necessary to perform its obligations as a Permitted Subsidiary under this Indenture and the Servicing Agreement with respect to its Leasing Business and each Contract originated or acquired by such Participating Subsidiary in connection with its Leasing Business, (3) necessary to maintain the enforceability of each Contract originated or acquired by such Participating Subsidiary in connection with its Leasing Business and the security interest granted under this Indenture and the applicable Subsidiary Agreement in the related Leased Vehicle and to prevent each such Contract or any portion thereof from becoming void or voidable by the Obligor or any other person, and (4), if any Contract has been assigned to the subject Subsidiary incident to its Leasing Business, necessary for such assignment to be a lawful and binding assignment on the assignor and the Obligor.

                  (ii) The subject Subsiary shall have executed and delivered to the Trustee a Subsidiary Agreement.

                  (ii) The Trustee shall have received satisfactory assurances that the subject Subsidiary has complied with the requirements set forth in this Paragraph 2.A.

         B. Upon satisfaction of the conditions set forth in Paragraph 2.A. above to qualify a Subsidiary of the Company as a Participating Subsidiary, the subject Subsidiary shall be a Participating Subsidiary under this Indenture and shall be entitled to receive, exercise and enjoy all rights, benefits, privileges and powers provided and available to a Participating Subsidiary under this Exhibit D and the Funding Provisions for the purchase of Leased Vehicles and Contracts, the operation of the Leasing Business, and the use of funds in the Operating Account for Allowed Payments; provided, however, that the Particpating Subsidiary shall be bound by, and subject to, all agreements, covenants, representations, conditions, terms and provisions binding on, imposed on, or applicable to the Company under the Funding provisions. From and after the qualification of a Subsidiary of the Company as a Participating Subsidiary,
(i) all references in the Funding Provisions to the term "the Company" shall mean and refer to (A) the Company when applying the Funding Provisions to the Company, (B) a Participating Subsidiary when applying the Funding Provisions to a Participating Subsidiary, and (C) either or both the Company and each Participating Subsidiary when applying the Funding Provisions to the Company and each Participating Subsidiary; and (ii) the Participating Subsidiary Trust Estate defined under, and subject to the Grant made in, the Subsidiary Agreement signed by the subject Subsidiary shall be a part of the Trust Estate for all purposes and all references in the Indenture to the term "Trust Estate" shall mean and include all of the Trust Estate defined and subject to the Grant made in the Indenture and each and every Participating Subsidiary Trust Estate defined in and subject to the Grant made in each and every Subsidiary Agreement executed by a Subsidiary and delivered to the Trustee.

         C. In the event, and to the extent, that the Company conducts Leasing Business through one or more Participating Subsidiaries, funds from the Operating Account will be available to make Approved Payments in connection with the Leasing Business conducted by any and all Participating Subsidiaries on the same terms and conditions under which funds in the Operating Account are available to the Company for such purposes. In applying the Funding Provisions to a Participating Subsidiary seeking to use or withdraw funds from the Operating Account for an Allowed Payment, all references in the Funding Provisions to the Company shall mean and refer to the subject Participating Subsidiary.


         3. OPERATIONS IN OTHER JURISDICTIONS

         A. The Company and each Participating Subsidiary may conduct and engage in the Leasing Business in any jurisdiction and withdraw or apply funds from the Operating Account to purchase Eligible Additional Contracts and to pay Allowed Expenses in connection with its Leasing Business activities in the subject jurisdiction upon satisfaction of the following:

                  (i) The Company or the subject Participating Subsidiary, as the case may be, shall have satisfied and complied with all conditions and requirements imposed under this Indenture with respect to operating, conducting and carrying out its Leasing Business.

                  (ii) The Company or the subject Participating Subsidiary, as the case may be, shall have obtained all licenses, permits and governmental approvals, if any (A) necessary to comply with the laws of the subject jurisdiction with respect to operating, conducting and carrying out its Leasing Business in such jurisdiction, (B) necessary to perform its obligations as contemplated by this Indenture and the Servicing Agreement with respect to operating, conducting and carrying out its Leasing Business in such jurisdiction, (C) necessary to maintain the enforceability of each Contract, and the security interest in the related Leased Vehicle, which is purchased, originated or otherwise formed in connection with its Leasing Business in the subject jurisdiction and to prevent each such Contract or any portion thereof from becoming void or voidable by the Obligor or any other person, and (D), as to each Contract that is assigned to the Company in connection with its Leasing Business in the subject jurisdiction, necessary for such assignment to be a lawful and binding assignment on the assignor and the Obligor.

                  (iii) The Trustee shall have received satisfactory assurances that the subject Subsidiary has complied with the requirements set forth in this Paragraph 3.

         B. Upon satisfying the requirements set forth in Paragraph 3.A. above with respect to engaging in the Leasing Business in a jurisdiction, the Company or the subject Participating Subsidiary, as the case may be, may conduct and engage in, and carry on, the Leasing Business in the subject jurisdiction and to withdraw or apply funds from the Operating Account to purchase Eligible Additional Contracts purchased, originated or otherwise formed in connection with its Leasing Business in the subject jurisdiction, and to pay Allowed Expenses in connection with its Leasing Business activities in the subject jurisdiction. As of the date of this Indenture, (i) the Company has satisfied the requirements imposed under Paragraph 3.A. above to conduct and engage in, and carry on, the Leasing Business in the State of Texas and to withdraw or apply funds from the Operating Account to purchase Eligible Additional Contracts purchased, originated or otherwise formed in connection with its Leasing Business in the State of Texas.


         4. EVENTS OF DEFAULT AND REMEDIES.

         From and after the qualification of a Subsidiary of the Company as a Participating Subsidiary, (i) all references in clauses (3), (4), (6) and (7) of
Section 6.1 in Article 6 of the Indenture to the term "the Company" shall mean and refer to, and include, the Company or any Participating Subsidiary, and (ii) all references in Sections 6.3, 6.8, 6.9, and 6.12 in Article 6 of the Indenture shall mean and refer to, and include, the Company and /or each Participating Subsidiary.

         5. CONTROLLING PROVISIONS

         In the event of any conflict or inconsistency between the terms and provisions of this Exhibit D and any of the other terms and provisions of the Indenture, the terms and provisions of this Exhibit D shall supercede and govern any such other terms and provisions.

                                  SCHEDULE D-1

                              SUBSIDIARY AGREEMENT

                  This Subsidiary Agreement (this "Agreement") is made and entered into as of the day of ________________, _______________ by
_____________________________ (the "Participating Subsidiary"), and TRANSITION AUTO FINANCE III, INC., a Texas corporation (the "Company"), in favor of TRUST MANAGEMENT, INC., a Texas Trust Company, with offices at 210 West Sixth Street, Suite 605, Fort Worth, Texas 76102, as Trustee (the
"Trustee"), as follows:

                                    RECITALS:

         A. Transition Auto Finance III, Inc. (the "Company") has duly authorized the execution and delivery of that certain Indenture dated ______________, 1999 (hereinafter called the "Indenture") by and between Trustee and the Company, and the issuance of the Company's 11% Secured Notes Due October 31, 2004 in the maximum aggregate principal amount of $20,000,000.00 (the "Securities").

         B. Under the provisions of Section 4.3 (g) and Exhibit D of the Indenture, a Subsidiary of the Company, upon satisfaction of the conditions set forth in Exhibit D of the Indenture, may (i) become a Participating Subsidiary under the Indenture, (ii) engage in the Leasing Business, and (iii)obtain funds from the Operating Account for Allowed Payments on and subject to the same terms and conditions under which the Company may withdraw or apply funds from the Operating Account for Allowed Payments.

         C. This Agreement is executed and delivered as a Subsidiary Agreement made pursuant to the Indenture in order to qualify the undersigned as a Participating Subsidiary under the Indenture.

                   ACKNOWLEDGMENT, RATIFICATION AND AGREEMENT:

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Participating Subsidiary, the Participating Subsidiary and the Company acknowledge, confirm, reaffirm and agree as follows:

         1.       ASSUMPTION OF OBLIGATIONS.

                  1.1 Indenture Obligations. Subject to the terms and conditions of this Agreement, the Participating Subsidiary hereby assumes and agrees to perform, satisfy, comply with and observe all covenants, conditions, obligations, responsibilities, requirements, agreements and duties (the "Leasing Business Obligations") binding on, imposed on or otherwise applicable to a Participating Subsidiary under Exhibit D of the Indenture, including, without limitation, all Funding Provisions binding on, imposed on otherwise applicable to a Participating Subsidiary under Exhibit D of the Indenture. From and after the effective date of this Agreement, (a) the Leasing Business Obligations shall be the valid and binding covenants, conditions, obligations, responsibilities, requirements, agreements and duties of the Participating Subsidiary; and (b) the Participating Subsidiary shall be entitled to exercise and realize upon all rights, powers, benefits, privileges and entitlements of a Participating Subsidiary under, and as set forth in, the Indenture.

                  1.2 Other Obligations. Subject to the terms and conditions of this Agreement, the Participating Subsidiary hereby assumes and agrees to perform, satisfy, comply with and observe all covenants, conditions, obligations, responsibilities, requirements, agreements and duties (the "Operating Obligations")binding on, imposed on otherwise applicable to the Company pursuant to that ceratin Master Purchasing Agreement by and between the Company and Servicer dated __________, (the "Purchasing Agreement") and that ceratin Servicing Agreement by and between the Company and Servicer dated __________, (the "Servicing Agreement"). The Servicer executes this Agreement for the sole purpose of evidencing its agreement that its obligations under the Purchasing Agreement and Servicing Agreement are owed to the Participating Subsidiary to the same extent as the Company and if the Servicer will fulfill its obligations under the Purchasing Agreement and Servicing Agreement through one or more subsidiaries of the Servicer, each such subsidiary will execute this Agreement for the sole purpose of evidencing its agreement that its obligations under the Purchasing Agreement and Servicing Agreement are owed to the Participating Subsidiary to the same extent as the Company. From and after the effective date of this Agreement, (a) the Operating Obligations shall be the valid and binding covenants, conditions, obligations, responsibilities, requirements, agreements and duties of the Participating Subsidiary; and (b) the Participating Subsidiary shall be entitled to exercise and realize upon all rights, powers, benefits, privileges and entitlements of the Company under, and as set forth in, the Purchasing Agreement and Servicing Agreement.

         2. GRANT OF PARTICIPATING SUBSIDIARY TRUST ESTATE. The Participating Subsidiary by the execution and delivery of this Agreement in accordance with
Section 4.3(g) and Exhibit D of the Indenture, Grants to the Trustee, for the exclusive benefit of the Holders of the Securities, all of the subject Participating Subsidiary's right, title and interest in and to (a) all Contracts (as herein defined) hereafter acquired by the Participating Subsidiary, together with all related Contract Documents, and all payments or instruments paid on account of such Contracts whenever received, and all other proceeds (cash or non-cash) received in respect of such Contracts, (b) the Servicing Agreement,
(c) the Operating Account, (d) the Sinking Fund Account, including all Eligible Investments therein and all income from the investment of funds therein, (e) the Master Collection Account, (f) all Leased Vehicles, together with any repossessed or returned Leased Vehicles (including any Leased Vehicle returned upon termination of its Contract), and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, including, without limitation, all Net Liquidation Proceeds and Insurance Proceeds (collectively, the "Participating Subsidiary Trust Estate"). The foregoing Grants are made, however, in trust, to secure the Securities equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, between any Security and any other Securities by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Securities in accordance with their terms, (ii) the payment of all other sums payable under this Indenture, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

         All liens, security interests, assignments, rights and powers in and to the Participating Subsidiary Trust Estate granted and created by the Participating Subsidiary in accordance with the Indenture for the exclusive benefit of the Holders of the Securities are acknowledged, ratified, confirmed and restated by the Participating Subsidiary as valid and subsisting liens, security interests, assignments, rights and powers.

         The Participating Subsidiary acknowledges, confirms and agrees that, with respect to the Participating Subsidiary Trust Estate and the Participating Company, the Trustee shall have the same rights and remedies are as provided and available under the Indenture to the Trustee with respect to the Trust Estate and the Company, including, but not limited to, the rights and remedies set forth in clauses (3), (4), (6) and (7) of Section 6.1 in Article 6 of the Indenture, and in Sections 6.3, 6.8, 6.9, and 6.12 in Article 6 of the Indenture. In applying the provisions of the Indenture identified in the preceding sentence to the Participating Subsidiary and/or the Participating Subsidiary Trust Estate, all references to the Company shall mean and refer to, and include, the Participating Subsidiary.

         3. REPRESENTATIONS AND WARRANTIES. The Participating Subsidiary represents and warrants to Trustee that:

         (a) The Participating Subsidiary is a ___________________ duly formed and validly existing under the laws of the State of _______________and has full power and authority to consummate the transactions contemplated by this Agreement. This Agreement and all other instruments referred to or mentioned in this Agreement to which the Participating Subsidiary is a party do not violate any provisions of the organization and governing documents of the Participating Subsidiary, or, to the best of the Participating Subsidiary's knowledge, any agreement, contract, law, or regulation to which the Participating Subsidiary is subject, and do not require the consent or approval of any regulatory authority or governmental body of the United States of America or any state thereof.

         (b) The Participating Subsidiary is engaged in the Leasing Business as its principal business.

         (c) The Participating Subsidiary has obtained all licenses, permits and governmental approvals, if any, (1) necessary to comply with the laws of each jurisdiction in which it carries out and conducts its Leasing Business, (2) necessary to perform its obligations as a Permitted Subsidiary under the Indenture and the Servicing Agreement with respect to its Leasing Business and each Contract originated or acquired by the Participating Subsidiary in connection with its Leasing Business, (3) necessary to maintain the enforceability of each Contract originated or acquired by the Participating Subsidiary in connection with its Leasing Business and the liens, security interests, assignments, rights and powers granted under or pursuant to this Agreement and the Indenture in the related Leased Vehicle and to prevent each such Contract or any portion thereof from becoming void or voidable by the Obligor or any other person, and (4) if any Contract has been assigned to the Participating Subsidiary incident to its Leasing Business, necessary for such assignment to be a lawful and binding assignment on the assignor and the Obligor.

         4. DEFINED TERMS. Unless otherwise expressly provided in this Agreement, words and terms defined in the Indenture are used in this Agreement as defined in the Indenture.

         5. NO RELEASE. By execution of this Agreement, the Company and the Participating Subsidiary confirm and agree that the Trustee has not released and does not intend to release (a) the Company from any of its obligations on and under the Indenture, the Servicing Agreement, or any other agreement or instrument executed by the Company in connection with the Indenture, or (b) any liens, security interest, assignments, rights and powers in and to the Trust Estate, or any portion thereof, which are granted, created or otherwise extended under or pursuant to the Indenture by the Company or any other Participating Subsidiary.

         6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and the laws of the United States of America applicable to transactions within the State of Texas.

         7. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original and all of which shall constitute one and the same agreement. The signature of each party to this Agreement is not required to appear on each counterpart of this Agreement provided that each of the parties to this Agreement has executed at least one counterpart of this Agreement. In making proof of this Agreement, no party to this Agreement shall be required to produce or account for each original counterpart of this Agreement.

         8. BINDING EFFECT. This Agreement shall inure to the benefit of the Trustee, the Company, the Participating Subsidiary and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

THE COMPANY:                                 THE PARTICIPATING SUBSIDIARY:


TRANSITION AUTO FINANCE III, INC.,           -----------------------------------
a Texas corporation



By:                                          By:
   ------------------------------------         --------------------------------

Printed Name:                                Printed Name:
             --------------------------                   ----------------------

Title:                                       Title:
      ---------------------------------            -----------------------------


         The Servicer executes this Agreement solely for the purpose of evidencing its agreement pursuant to Section 1.2 above and has caused each of its subsidiaries described in the last sentence of Section 1.2 to execute this agreement below.